UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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RADISYS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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__________________

Notice of Annual Meeting of Shareholders
to be Held September 21, 2015
__________________

To the Shareholders of Radisys Corporation:

The annual meeting of shareholders of Radisys Corporation, an Oregon corporation, will be held at our headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on September 21, 2015 at 10:00 a.m., Pacific time, for the following purposes:

1.	to elect seven directors;

2.	to have an advisory vote to approve compensation of our named executive officers;

3.	to ratify the Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm;

4.	to approve the Radisys Corporation Amended and Restated 2007 Stock Plan to, among other revisions, increase the number of shares available for grant; and

5.	to transact any other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on July 28, 2015 are entitled to receive notice of and to vote at the annual meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the annual meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the annual meeting.

A list of shareholders has been available for inspection by the shareholders commencing August 3, 2015 at our corporate headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

By Order of the Board of Directors,

August 10, 2015	Jonathan Wilson
Hillsboro, Oregon	Chief Financial Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

RADISYS CORPORATION
__________________
PROXY STATEMENT
__________________
SOLICITATION AND REVOCABILITY OF PROXY

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Radisys Corporation, an Oregon corporation (“we,” “us”, “Radisys”, or the "Company"), to be voted at the annual meeting of shareholders to be held at our headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on September 21, 2015 at 10:00 a.m., Pacific time, for the purposes set forth in the accompanying notice of annual meeting. All proxies in the enclosed form that are properly executed and received by us before or at the annual meeting and not revoked will be voted at the annual meeting or any adjournments in accordance with the instructions on the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Corporate Secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to our Corporate Secretary before the annual meeting or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Radisys Corporation, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the annual meeting.

The mailing address of our principal executive offices is 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”) in 2007, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners on or about August 10, 2015, and the proxy statement, the proxy card and the annual report to shareholders are being first given to shareholders on the same date. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of all the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual meeting on the environment.

The cost of preparing, printing and mailing this proxy statement and of the solicitation of proxies will be borne by us. Solicitation will be made by mail and, in addition, may be made by our directors, officers and employees personally or by written communication, telephone, facsimile or other means. We may request banks, brokers, fiduciaries and other persons holding shares in their names, or in the names of their nominees, to forward this proxy statement and other proxy materials to the beneficial owners and obtain voting instructions for the execution and return of the proxies. We will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection with the proxy solicitation. We have retained D.F. King & Co. to aid in the solicitation of proxies for a fee of approximately $8,500, plus reasonable costs and expenses.

For purposes of conducting the annual meeting, the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. In a plurality voting, the nominee who receives the most votes for his or her election is elected. Each other proposal requires the approval of a majority of the votes cast on the proposal, provided a quorum is present.

At the annual meeting of shareholders held in 2011, shareholders voted to hold an advisory vote to approve the compensation of our named executive officers on an annual basis; consequently, the Board decided to provide our shareholders an opportunity to vote to approve the compensation of our named executive officers on an annual basis. Although the advisory vote to approve the compensation of our named executive officers is non-binding, the Board of Directors will review the results of the vote and will take them into account in making future determinations concerning compensation of our named executive officers.

If a broker holds your shares, the Notice and, if requested, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters, if the broker has not been furnished with voting instructions by its client at least ten days before the meeting. Routine matters include the ratification of the appointment of auditors. Non-routine matters include the matters being submitted to the shareholders in Proposals 1, 2, and 4. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee in directors' elections. With respect to other proposals, abstentions will count as votes cast, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal and therefore, will have no effect. The proxies will be voted for or against the proposals or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for each of the proposals.

The record date for determination of shareholders entitled to receive notice of and to vote at the annual meeting is July 28, 2015. At the close of business on July 28, 2015, 36,801,993 shares of our common stock were outstanding and 36,799,237 shares of our common stock were entitled to vote at the annual meeting. Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting. We reserve the right to decide, in our discretion, to withdraw any of the proposals from the agenda of the annual meeting prior to any vote thereon.

PROPOSAL 1: TO ELECT SEVEN DIRECTORS

Our Board of Directors currently consists of eight members. The directors are elected at the annual meeting of shareholders to serve until the next annual meeting and until their successors are elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: C. Scott Gibson, Brian Bronson, Ronald de Lange, Hubert de Pesquidoux, Michael G. Hluchyj, M. Niel Ransom, and Vincent H. Tobkin. Pursuant to its authority under our bylaws, the Board of Directors has determined to decrease the number of directors to seven effective as of the end of the annual meeting. Lorene K. Steffes is not standing for re-election.

If any nominee is not available as a candidate for director, the number of directors constituting our Board of Directors may be reduced before the annual meeting or the proxies may be voted for any other candidate or candidates that are nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

Set forth in the table below is the name, age and position with the Company of each of our directors standing for re-election. Additional information about each of the directors is provided below the table and in "Security Ownership of Certain Beneficial Owners and Management." There are no family relationships among our directors and executive officers.

Name	Age	Position
C. Scott Gibson	63	Chairman of the Board
Brian Bronson	44	Director, President and Chief Executive Officer
Michael G. Hluchyj	60	Director
Ronald de Lange	56	Director
Hubert de Pesquidoux	49	Director
M. Niel Ransom	66	Director
Vincent H. Tobkin	64	Director

C. Scott Gibson has served as a Director since June 1993 and as Chairman of our Board of Directors since October 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as Chief Financial Officer and Senior VP of Operations, then Executive VP and Chief Operating Officer and finally President and Co-Chief Executive Officer of Sequent Computer Systems, Inc. (“Sequent”), a computer systems company. Before co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation. Since March 1992, Mr. Gibson has been a director to high technology companies as his full time occupation. Mr. Gibson serves on the boards of several other companies and non-profit organizations, including Qorvo, Inc., Pixelworks, Inc., NW Natural, and non-profits St. Johns Medical Center, and Community Foundation of Jackson Hole. During the past five years, Mr. Gibson was previously a director of Triquint Semiconductor, Inc.

and Verigy, Pty. Each of the boards of directors of the public companies for which Mr. Gibson serves as an audit committee member has determined that he is an "audit committee financial expert" as that term is defined by the rules and regulations of the SEC. Mr. Gibson holds a B.S.E.E. and a M.B.A. from the University of Illinois.

We believe that Mr. Gibson's qualifications to serve as a Director include his extensive experience in the semiconductor and computer systems industries, including co-founding and helping take public a highly successful computer systems company. In addition, his service on boards of other high technology companies, including as a member of audit and compensation committees, gives him financial expertise and understanding of compensation policies as well as extensive organizational leadership skills to assist the CEO with strategic planning.

Brian Bronson joined us in 1999 and has been an officer since 2000. From July 2011 through October 2012, he served as our President and Chief Financial Officer. In October 2012, he was named our Chief Executive Officer and President. He was also appointed to serve as a director by the Board on October 2, 2012. Prior to his being named as our Chief Financial Officer in November 2006, Mr. Bronson held the positions of our Vice President of Finance and Business Development and Treasurer and Chief Accounting Officer. Before joining Radisys, from 1995 to 1999, Mr. Bronson held a number of financial management roles at Tektronix, Inc. where he was responsible for investor relations, finance and accounting functions for both domestic and international operations. Prior to joining Tektronix, Inc., Mr. Bronson practiced as a Certified Public Accountant with the accounting firm Deloitte and Touche, LLP. Mr. Bronson holds a bachelors degree in Business Administration and Communications from Oregon State University.

We believe that Mr. Bronson's qualifications to serve as a Director include his 19 years of experience in the technology industry, which provides valuable leadership to the Board and to the Company. His 15 years of experience in key positions throughout the Company allows him to provide valuable perspective to the Board on the Company's operations and finances. Mr. Bronson also brings to the Board his experience as a Certified Public Accountant. The Board believes the combination of these experiences provides valuable insight and perspective to the Board.

Michael G. Hluchyj joined us in August 2015. From December 2012 though January 2015, Mr. Hluchyj served as Chief Technology Officer, Carrier Products for Akamai, a leading content delivery network services provider, with responsibilities that included carrier service provider initiatives related to Network Functions Virtualization (NFV) and its specification. Mr. Hluchyj joined Akamai through the acquisition of Verivue, a leading provider of content delivery solutions to service providers, where he was a founder and Chief Technology Officer from November 2006 through December 2012. Prior to founding Verivue, Mr. Hluchyj was a founder and Chief Technology Officer of Sonus Networks, a leading global provider of voice over IP (VoIP) infrastructure solutions to carriers. Mr. Hluchyj is a Fellow of the IEEE, has been awarded 36 U.S. patents, and is widely published on subjects such as switching and traffic management in multimedia packet networks. Mr. Hluchyj holds a B.S. in electrical engineering from the University of Massachusetts at Amherst and an M.S. and a Ph.D. in electrical engineering from the Massachusetts Institute of Technology.

We believe that Mr. Hluchyj's qualifications to serve as a director include his proven track record of building successful companies and we believe his expertise in the area of Software-Defined Networking (SDN) and NFV will help accelerate our Software-Systems strategy, specifically our FlowEngine and MediaEngine product lines, moving forward.

Ronald de Lange joined us in July 2015. From 2005 through 2013, Mr. de Lange was President and CEO of Tekelec, a leading global networking software company focused on enabling people and devices globally to talk, text, and access the internet. Mr. de Lange successfully led the sale of Tekelec to Siris Capital and the strategic acquisition by Oracle in March 2013. From March 2013 through December 2013 he served as Senior Vice President at Oracle, assisting in the integration of Tekelec into Oracle. Prior to becoming President and CEO of Tekelec, he served as Executive Vice President of Tekelec's Global Product Solutions group and held a variety of key management positions at Lucent Technologies. Since 2014, Mr. de Lange has been a professional investor engaged in investing in early stage technology companies and managing other business interests. Mr. de Lange holds an MS in computer science from DePaul University and a BS in electronics engineering technology from DeVry Institute of Technology.

We believe that Mr. de Lange's qualifications to serve as a Director include his 35 years of experience in the telecommunications and data networking industry, which provides valuable leadership to the Board and to the Company.

Hubert de Pesquidoux has served as Director since April 2012. Mr. de Pesquidoux was a former senior executive of Alcatel-Lucent SA, serving from 1990 to 2009. His last position was Chief Financial Officer of Alcatel-Lucent and President of its Enterprise Business Group. Mr. de Pesquidoux was also previously a member of Alcatel's Executive Committee and held various executive positions including President and Chief Executive Officer of Alcatel North America, Chief Executive Officer of Alcatel Canada (formerly Newbridge Networks) and Chief Financial Officer of Alcatel USA. Mr. de Pesquidoux has served as Chairman of the Board for Tekelec, and was the Chairman of the Audit Committee and member of the Board of Directors of Mavenir Systems until April 2015, when it was acquired by Mitel Networks Corporation. Mr. de Pesquidoux is currently Executive Partner at Siris Capital, a private equity firm focused on making control investments in data/telecom, technology and technology-enabled business service companies in North America. He is the Chairman of the Audit Committee and member of the board of Directors of Sequans Communications S.A, and Criteo SA as well as a member of the Board of Directors of TNS. He is also a member of the UPMC Information Technology Board of Visitors, which advises UPMC on matters generally related to information technology strategy, acquisition and implementation. Mr. de Pesquidoux holds a master's degree in Law, is a graduate of Sciences Po Paris (Finance and Economics) and holds a DESS in International Affairs from Paris Dauphine University.

We believe that Mr. de Pesquidoux' qualifications to serve as director include his over 20 years of experience of financial and operational management in the telecommunications industry in the U.S., Canada and Europe. This experience gives Mr. de Pesquidoux a deep understanding of the high technology industry both on the service provider side and the large to small enterprise side, including knowledge relating to sales and marketing, R&D, finance, IT and supply chain. As an Executive Partner at Siris Capital, Mr. de Pesquidoux brings to the board additional financial and technical expertise. His experience on boards of other companies within our industry, including his former Chairman position at Tekelec, further augment his range of knowledge and understanding of Corporate Governance providing experience on which he can draw while serving as a member of our Board. He also qualifies as an "audit committee financial expert" from his experience as a Chief Financial Officer of a large public company and his professional qualifications which give him enhanced expertise to assist the Board with its financial oversight function.

M. Niel Ransom has served as a Director since August 2010. Mr. Ransom is a principal of Ransomshire Associates, Inc., an advisory firm he founded in 2005. He also serves as a board member of Cyan Inc., a provider of packet-optical transport platforms; Polatis, a provider of high performance optical switch solutions in optical communications; and MultiPhy, a provider of integrated circuits for high-speed optical communications, and Saguna Networks, a provider of mobile edge computing solutions. During the last five years, Mr. Ransom was previously a director of ECI Telecom, a provider of networking infrastructure equipment and Applied Micro, a processor and communication device manufacturer. Previously, as worldwide CTO of Alcatel and a member of its Executive Committee, he was responsible for research, corporate strategy, intellectual property and R&D investment. Prior to that, he directed Alcatel's access and metro optical business in North America. Earlier in his career, he directed the Advanced Technology Systems Center at BellSouth and various development and applied research organizations in voice and data switching at Bell Laboratories. He holds a Ph.D. in electrical engineering from the University of Notre Dame, BSEE and MSEE degrees from Old Dominion University, and an MBA from the University of Chicago.

We believe that Mr. Ransom brings to our Board significant international experience acquired during his service as worldwide CTO of Alcatel. Further, Mr. Ransom's experience at Alcatel enables him to offer valuable perspectives on Radisys' corporate planning and development. As a principal of a private advisory firm, Mr. Ransom brings to the Board significant senior leadership, operational and financial expertise. His board engagements in venture capital-based startups bring valuable insights in emerging technology trends.

Vincent H. Tobkin has served as a Director since May 2012. Mr. Tobkin is a senior advisor, retired director and global telecom/technology practice leader of Bain & Company, serving from 1992 to 2009. He joined Bain & Company after serving as a general partner and a founder of Sierra Ventures in 1984. He was a partner and consultant with McKinsey and Company from 1976 to 1984. Mr. Tobkin was previously a director and Chairman of Tellabs. Mr. Tobkin holds J.D. and M.B.A. degrees from Harvard University and S.B. and S.M. degrees from the Massachusetts Institute of Technology.

We believe that Mr. Tobkin's qualifications to serve as a director include his vast knowledge of the telecommunications industry and business practices, which will assist the Board and management in focusing on executing strategy. He has public company board experience and has advised public companies and their executives throughout most of his career.

CORPORATE GOVERNANCE

Our Board of Directors has affirmatively determined that each of C. Scott Gibson, Michael G. Hluchyj, Ronald de Lange, Hubert de Pesquidoux, M. Niel Ransom, Lorene K. Steffes and Vincent H. Tobkin are "independent directors" as defined by the SEC rules and within the meaning of the Nasdaq Listing Rule 5605(a)(2) and, therefore, a majority of our Board of Directors is currently independent as so defined.

We have implemented corporate governance policies that are designed to strengthen the accountability of our Board of Directors and management team, thereby aiming to achieve long-term shareholder value.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Our Board of Directors has adopted a Code of Ethics applicable to each of our directors, officers, employees and agents, including our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions. Our Code of Ethics is available on our website at www.radisys.com under Company/Investors/Corporate Governance.

In addition, our Board of Directors has implemented a process whereby shareholders may send communications directly to its attention. Any shareholder desiring to communicate with our Board of Directors, or one or more members of our Board of Directors, should communicate in writing addressed to our Corporate Secretary. Our Corporate Secretary has been instructed by our Board of Directors to promptly forward all such communications to the specified addressees. Shareholders should send communications directed to our Board of Directors to 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary.

Our Board of Directors held four regularly scheduled meetings during the fiscal year ended December 31, 2014. The Board separates the roles of Chairman of the Board and Chief Executive Officer. The Board believes this provides an effective leadership model for the Company because it allows the Chief Executive Officer to focus his time and energy on managing and operating the Company while leveraging off of the perspectives and insights of the Chairman of the Board and other members of the Board. In 2014, independent directors met on a regularly scheduled basis in executive sessions without our Chief Executive Officer or other members of the our management present. The Chairman of the Board presides at these meetings.

Each director attended at least 75% of the regularly scheduled meetings of our Board of Directors and the committees of which he or she was a member. We encourage, but do not require, our Board of Directors' members to attend the annual shareholders meeting. Last year six of our directors attended the annual shareholders meeting.

Board Committees

Audit Committee.
We maintain an Audit Committee currently consisting of Hubert de Pesquidoux as Chairman, C. Scott Gibson and Lorene K. Steffes. All of the members of the Audit Committee are “independent directors” within the meaning of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act. In addition, our Board of Directors has determined that two members of the Audit Committee, Hubert de Pesquidoux and C. Scott Gibson, qualify as “audit committee financial experts” as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act and are independent within the meaning of Rule 10A-3 of the Exchange Act. Mr. de Pesquidoux qualifies as an audit committee financial expert by virtue of his long service in a number of senior executive positions over 20 years at Alcatel-Lucent and its subsidiaries, including Chief Executive Officer, President and Chief Financial Officer. Mr. de Pesquidoux also serves on the audit committee of Sequans Communications S.A. and served on the audit committee of Mavenir Systems until April 2015, when it was acquired by Mitel Networks Corporation. Additionally, Mr. de Pesquidoux holds a master's degree in business law from Nancy Law University, is a graduate of the Institute for Political Studies (Sciences Po Paris) with a master's degree in Economics and Finance and holds a master's degree in International Finance from Paris Dauphine University. C. Scott Gibson qualifies as an audit committee financial expert by virtue of his service on our audit committee since 1993, the audit committee of Pixelworks, Inc. since 2002, the audit committee of Qorvo, Inc. since 1992 and past service on the audit committees of Inference Corp., Integrated Measurement Systems and Verigy, Pty. Additionally, Mr. Gibson received an M.B.A. in Finance from the University of Illinois in 1976 and served as CFO and Senior VP of Operations for Sequent Computer Systems from 1983 to 1984. Further, from 1985 to 1988, the CFO of Sequent Computer Systems reported to Mr. Gibson. Mr. Gibson has significant audit committee educational experience, including speaking at several KPMG audit committee forums. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, our reporting practices and the quality and integrity of our financial reports; oversight of audit and financial risk; compliance with law and the maintenance of our ethical standards; and the effectiveness of our internal controls. The full responsibilities of our Audit Committee are set forth in its charter, a copy of which can be found on our website at www.radisys.com under Company/Investors/Corporate Governance. Our Audit Committee met nine times in the last fiscal year.

Compensation and Development Committee.
We maintain a Compensation and Development Committee currently consisting of Lorene K. Steffes as Chair, C. Scott Gibson, Ronald de Lange, and Vincent H. Tobkin. Our Board of Directors has determined that all of the members of the Compensation and Development Committee are independent under applicable Nasdaq listing standards. None of the members of our Compensation and Development Committee are our current or former officers or employees. The Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to our compensation policies and benefit plans, particularly policies relating to executive compensation and performance and associated risks. The Chairman of the Committee reports and reviews the Committee's activities and decisions with our Board of Directors on a regular basis. The Committee met eleven times in the last fiscal year.

The Compensation and Development Committee is responsible for the design and management of our executive compensation programs as well as our philosophy and programs for all employee compensation, benefit, and development programs on a worldwide basis. In accordance with the Nasdaq listing standards, the Committee has the authority to engage legal counsel, compensation consultants and other advisers. The full responsibilities of the Committee are set forth in a written charter, which is formally reviewed by the Committee on an annual basis. Our Board of Directors regularly reviews the Committee charter and approves any proposed changes made by the Committee. The charter is available on our website at www.radisys.com under Company/Investors/Corporate Governance.

Our Compensation and Development Committee annually reviews and establishes executive compensation levels and makes equity grants to our officers under the Radisys Corporation 2007 Stock Plan (the “2007 Stock Plan”) and the Radisys Corporation Long-Term Incentive Plan (the "LTIP"). The Committee has delegated its responsibility for approving non-executive employee new hire and refresher equity grants (up to a maximum grant of 10,000 shares per individual and within established guidelines) to our Chief Executive Officer, Brian Bronson. In addition, pursuant to its Charter, the Committee may delegate authority to its Chairman and one or more members, as the Committee deems necessary, provided that the decisions of such members shall be presented to the full Committee at its next scheduled meeting.

The Compensation and Development Committee engages Compensia, Inc., periodically to provide guidance on best practices in executive compensation and supplement the current executive compensation benchmarking process and analysis. Every other year, Mercer provides salary benchmarking data on the top executive officer positions (generally the Chief Executive Officer and Chief Financial Officer positions), and on Board of Director compensation, which data the Committee utilizes in fulfilling its responsibilities.

Our Compensation and Development Committee maintains a formal annual calendar and annual plan to guide the timing of the Committee's review, analysis, and decision making related to our compensation, benefits, and development programs. Our Chief Executive Officer and President and Chief Financial Officer provide inputs and recommendations to the Committee on matters of executive compensation. Under the supervision of the Committee, our Chief Executive Officer and President and Chief Financial Officer have responsibility for the execution of our compensation philosophy and related compensation elements.

Nominating and Corporate Governance Committee.
We maintain a Nominating and Corporate Governance Committee currently consisting of Vincent H. Tobkin as Chair, M. Niel Ransom, and Lorene K. Steffes. Our Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent under applicable Nasdaq listing standards. The Committee met four times in the last fiscal year. The Committee (i) recommends for our Board of Director's selection the individuals qualified to serve on our Board of Directors (consistent with criteria that our Board of Directors has approved) for election by shareholders at each annual meeting of shareholders to fill vacancies on our Board of Directors, (ii) develops and recommends to our Board of Directors, and assesses our corporate governance policies or any risks implicated thereby, and (iii) oversees the evaluations of our Board of Directors. The full responsibilities of the Committee are set forth in its charter, a copy of which is posted on our website at www.radisys.com under Company/Investors/Corporate Governance. Our Board of Directors considers the recommendations of the Committee with respect to the nominations of directors to our Board of Directors, but otherwise retains authority over the identification of nominees. Candidates to serve on our Board of Directors are considered based upon various criteria, such as ethics, business and professional activities, diversity of relevant business expertise and education, available time to carry out our Board of Directors' duties, social, political and economic awareness, health, conflicts of interest, service on other boards and commitment to our overall performance. The Committee will make an effort to maintain representation on our Board of Directors of members who have substantial and direct experience in areas of importance to us. As noted above, when evaluating candidates for the Board of Directors, the Committee considers each candidate's diversity of relevant business expertise and education and, on an annual basis, the Board of Directors undertakes a self evaluation to help it determine whether the composition of the members of the Board of Directors satisfies appropriate criteria, including such diversity.

Strategic Oversight Committee.
We maintain a Strategic Oversight Committee (formerly the Technology and Market Development Committee) currently consisting of M. Niel Ransom as Chair, C. Scott Gibson, Michael G. Hluchyj, Ronald de Lange, Hubert de Pesquidoux, and Vincent H. Tobkin. The Committee met three times in the last fiscal year. The Committee is responsible for evaluating the competitive landscape and analyzing global market trends, emerging new technologies and applications, and identifying and evaluating new technologies, markets and applications for the potential growth and development of the Company. The full responsibilities of the Committee are set forth in its charter, a copy of which is posted on our website at www.radisys.com under Company/Investors/Corporate Governance.

Director Nomination Policy

The Nominating and Corporate Governance Committee (the "Nominating Committee") has a policy with regard to consideration of director candidates recommended by shareholders. The Nominating Committee will consider nominees recommended by our shareholders holding no less than 10,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. A shareholder that desires to recommend a candidate for election to our Board of Directors shall direct his or her recommendation in writing to Radisys Corporation, Attention: Corporate Secretary, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124. The recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending shareholder's ownership of our common stock. In addition, the recommendation shall also contain a statement from the recommending shareholder in support of the candidate, professional references, particularly within the context of those relevant to membership on our Board of Directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references and a written indication by the candidate of his or her willingness to serve, if elected.

Related Party Transactions Policy

The Company has established procedures regarding approval of transactions between the Company and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. Under the Company's Code of Conduct and Ethics, directors, officers and employees are required to evaluate their relationships, circumstances and actions, such as having a direct or indirect business connection with our customers, suppliers or competitors or being involved in a close personal relationship with an employee of a Company's business partner, and to report any potential conflict of interest situation to a manager or other appropriate person or authority. When such conflict of interest or related party transaction constitutes a transaction required to be disclosed under Item 404 of Regulation S-K, our Audit Committee Charter provides that such transaction must be approved by the Audit Committee prior to initiation of any such transaction. Each member of the Audit Committee uses his or her business judgment in light of the facts and circumstances available in determining whether to vote to approve or disapprove such related party transaction.

2014 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred compensation Earnings (2)	All Other Compensation	Total
C. Scott Gibson	$101,250	$55,000	—	—	—	—	$156,250
Hubert de Pesquidoux	$63,750	$55,000	—	—	—	—	$118,750
Kevin C. Melia (3)	$30,750	$55,000	—	—	—	—	$85,750
David Nierenberg (4)	$2,125	$0	—	—	—	—	$2,125
M. Niel Ransom	$54,750	$55,000	—	—	—	—	$109,750
Lorene K. Steffes	$62,500	$55,000	—	—	—	—	$117,500
Vincent H. Tobkin	$56,750	$55,000	—	—	—	—	$111,750

(1)
The amounts included in the Stock Awards and Option Awards columns include the aggregate grant date fair value of stock and option awards granted in the fiscal year computed in accordance with ASC 718. We continue to use the Black-Scholes model to measure the grant date fair value of stock options and the amounts above do not include any forfeiture reserve. For a discussion of the valuation assumptions used to value the options, see Note 17 to our Consolidated Financial Statements included in our annual report on Form 10‑K for the fiscal year ended December 31, 2014. A supplemental table following these footnotes sets forth: (i) the aggregate number of stock awards and option awards outstanding at 2014 fiscal year end; (ii) the aggregate number of stock awards and options awards granted during fiscal 2014; and (iii) the grant date fair value of equity awards granted by us during fiscal 2014 to each of our directors who was not an executive officer.

(2)
The 2014 Director Compensation Table only requires disclosure of above-market or preferential returns on nonqualified deferred compensation. Participants in our Non-Qualified Deferred Compensation Plan make voluntary contributions to their accounts. Participants elect to benchmark earnings on their accounts to the performance of third-party investment funds available to them under the Non-Qualified Deferred Compensation Plan. Participants select from among the funds available to them. Earnings are calculated and applied to participant accounts daily and may be positive or negative, based on individual fund performance. Although the funds offered to participants under our Non-Qualified Deferred Compensation Plan differ from those under our 401(k) plan, the number of funds and investment objectives of each fund are similar to those under the 401(k) plan. In accordance with SEC rules and publicly available interpretations of these rules by the SEC Staff, earnings on deferred compensation invested in third-party investment vehicles, such as mutual funds, need not be reported as compensation on the Director Compensation Table.

(3)	Mr. Melia passed away on June 17, 2014.

(4)	Mr. Nierenberg resigned from our Board, effective January 17, 2014.

Additional Information With Respect to Director Equity Awards

Name	Option Awards Outstanding at 2014 Fiscal Year End (#) (1)	Stock Awards Outstanding at 2014 Fiscal Year End (#) (2)	Option Awards Granted during Fiscal 2014 (#) (1)	Stock Awards Granted during Fiscal 2014 (#) (2)	Grant Date Fair Value of Option Awards Granted in Fiscal 2014 (3)	Grant Date Fair Value of Stock Awards Granted in Fiscal 2014 (3)
C. Scott Gibson	48,000	7,554	—	15,110	—	$55,000
Hubert de Pesquidoux	7,000	8,888	—	15,110	—	$55,000
Kevin C. Melia	42,000	—	—	15,110	—	$55,000
David Nierenberg	—	—	—	—	—	—
M. Niel Ransom	7,000	7,554	—	15,110	—	$55,000
Lorene K. Steffes	52,000	7,554	—	15,110	—	$55,000
Vincent H. Tobkin	7,000	8,888	—	15,110	—	$55,000

(1)	Includes both vested and unvested options to purchase our common stock.

(2)
Stock grants to our Board are made pursuant to the terms of the 2007 Stock Plan. Grants of restricted stock unit awards in 2014 vest 25% of the total shares on each of the following dates: July 1, 2014, October 1, 2014, January 1, 2015, and April 1, 2015.

(3)
Amounts in this column represent the fair value of stock options and stock awards, calculated in accordance with ASC 718. For option awards, that number is calculated by multiplying the Black-Scholes value by the number of options awarded and the amounts above do not include any forfeiture reserve. For stock awards, that number is calculated by multiplying the fair market value on the grant date by the number of stock awards granted.

Narrative Disclosure of Director Compensation

During 2014, each director who was not employed by us was compensated per the chart below. Director compensation is reviewed on an annual basis. Compensation adjustments, if determined appropriate, are typically effective April 1st. The Committee approved an increase to the annual Board and Chairman of the Board retainer that took effect April 1, 2014.

	Effective from April 1, 2012	Effective April 1, 2014
Director annual retainer	$35,000	$40,000
Chairman of the Board annual retainer	$75,000	$80,000
Audit Committee Chairman	$20,000	$20,000
Compensation and Development Committee Chairman	$14,000	$14,000
Nominating and Governance Committee Chairman	$11,000	$11,000
Strategic Oversight Committee Chairman	$11,000	$11,000
Audit Committee membership	$10,000	$10,000
Compensation and Development Committee membership	$7,500	$7,500
Nominating and Governance Committee membership	$5,000	$5,000
Strategic Oversight Committee membership	$5,000	$5,000

Effective January 2012, non-employee directors are expected to acquire and hold a minimum of common stock worth six times the annual retainer or 20,000 shares, whichever is the lesser value. They must purchase at least 10,000 shares in the open market. The minimum amount is expected to be reached within three to five years of becoming a director. Directors must reach the minimum stock ownership guidelines prior to selling any shares of Company stock. Of our non-employee directors, two have already reached this ownership goal and five are within the three to five year period to reach this goal. Directors who are our employees receive no separate compensation as directors.

In addition, non-employee directors received an equity grant with a value of $55,000, or 15,110 restricted stock units in 2014. The restricted stock units will vest 25% of the total shares on July 1, 2014, October 1, 2014, January 1, 2015 and April 1, 2015. Beginning in 2015, newly appointed directors receive an equity grant with a value of $125,000, split equally between non-qualified stock options and restricted stock units upon appointment to the Board, with “refresher” annual equity grants to commence during the next annual cycle for the full Board if the respective non-employee director has served for the previous six months in advance of the annual Board refresher grant date. Directors are also reimbursed for reasonable expenses incurred in attending meetings.

On February 20, 2014, the Committee adopted a standing policy with respect to outstanding awards granted to the non-employee members of the Board under the 2007 Stock Plan. Under the standing policy, pursuant to Section 16(c)(iii) of the 2007 Stock Plan, in the event of a Transaction (as defined in the 2007 Stock Plan) that results in a change of control of the Company, all time-based vesting conditions shall be accelerated immediately prior to the effective time of such a Transaction without any further action by the Committee or the Board.

During 2013, the Board approved the termination of the Radisys Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), including in respect of deferrals of compensation under the Deferred Compensation Plan prior to January 1, 2005 (such portion of the Deferred Compensation Plan, the “Grandfathered Plan”).  The Deferred Compensation Plan (other than in respect of the Grandfathered Plan) was terminated effective August 31, 2013 and the Grandfathered Plan was terminated effective September 1, 2014. The distribution of plan assets and participant balances under the Grandfathered Plan took place from September 2014 through January 2015. Participants with an account balance in the Grandfathered Plan were paid out in the form designated by the participant at the time of deferral. All other account balances under the Deferred Compensation Plan were paid out in a lump sum in September 2014.

Each member of our Board was previously eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan provided the members of our Board the opportunity to defer up to 100% of compensation (includes annual retainer and committee fees). Contributions by the members of our Board were credited on the date they would otherwise have been paid to the participant. We made no contributions on behalf of our Board members who participated in the Deferred Compensation Plan.

Participants selected from among the fund(s) available to them. Earnings were calculated and applied to participant accounts daily and could be positive or negative, based on individual fund performance.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 28, 2015 (or such other date as otherwise indicated in the footnotes below) by (i) each person known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and nominees for directors, (iii) each “named executive officer” named in the Summary Compensation Table and (iv) all of our directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

Name	Shares Beneficially Owned	Percentage of Common Stock (1)
CURRENT DIRECTORS
C. Scott Gibson (2)	139,895	*
Michael G. Hluchyj (3)	0	*
Ronald de Lange (4)	0	*
Hubert de Pesquidoux (2)	57,026	*
M. Niel Ransom (2)	65,551	*
Lorene K. Steffes (2)	91,851	*
Vincent H. Tobkin (2)	53,111	*
CURRENT NAMED EXECUTIVE OFFICERS
Brian Bronson (2)	996,137	2.65%
Stephen Collins (2)	63,729	*
Lawrence Lavier (2)	65,457	*
Jonathan Wilson (2)	14,418	*
All directors and officers as a group (11 persons) (2)	1,547,175	4.09%

FORMER EXECUTIVE OFFICERS
Keate Despain (5)	13,076	*
Grant Henderson (2) (6)	144,215	*
Allen Muhich (7)	25,928	*

PRINCIPAL SHAREHOLDERS
Blackrock Inc. (8)	1,848,473	5.02%
40 East 52nd Street, New York, NY 10022
The D3 Family Funds, L.P. (9)	3,485,055	9.47%
Nierenberg Investment Management Company
19605 NE 8th Street, Camas, WA 98607
Diker GP, LLC and Diker Management , LLC (10)	1,989,598	5.41%
730 Fifth Avenue, 15th Floor, New York, NY 10019
Royce & Associates, LLC (11)	2,337,179	6.35%
745 Fifth Avenue, New York, NY 10151
Vertex Capital Advisors, LLC (12)	3,248,274	8.83%
825 Third Avenue, 33rd Floor, New York, NY 10022

*    Less than 1%

(1)	Percentage ownership is calculated based on 36,801,993 shares of our common stock outstanding on July 28, 2015.

(2)	Includes options to purchase shares of our common stock exercisable within 60 days after July 28, 2015 or restricted stock units that will vest within 60 days after July 28, 2015 as set forth below.

Name	Options to Purchase Shares	Restricted Stock Units
Brian Bronson	811,858	5,775
Stephen Collins	40,888	—
Hubert de Pesquidoux	7,000	—
C. Scott Gibson	28,000	—
Grant Henderson	104,162	1,925
Lawrence Lavier	61,638	1,667
M. Niel Ransom	7,000	—
Lorene K. Steffes	25,000	—
Vincent H. Tobkin	7,000	—
Jonathan Wilson	7,167	834

(3)	Mr. Hluchyj was appointed as a director on August 4, 2015.

(4)	Mr. de Lange was appointed as a director on July 8, 2015.

(5)	Mr. Despain was no longer an executive officer as of January 17, 2014 and is no longer with the company.

(6)	Mr. Henderson was no longer an executive officer as of May 8, 2015.

(7)	Mr. Muhich was no longer an executive officer as of February 17, 2015 and is no longer with the company.

(8)
Based solely on information set forth in Schedule 13G filed on February 3, 2015, filed with the SEC. According to the filing of Blackrock Inc., Blackrock Inc. has sole voting power for 1,817,877 shares, sole dispositive power for 1,848,473 shares, shared voting power for zero shares and shared dispositive power for zero shares.

(9)
David Nierenberg is the President of Nierenberg Investment Management Company, Inc. (“NIMCO”), which manages The D3 Family Funds. David Nierenberg, NIMCO and The D3 Family Funds have joint beneficial ownership and shared voting authority over 3,485,055 shares of our common stock. The shares reported herein are based on information set forth in Schedule 13D/A filed by The D3 Family Funds with the SEC on November 12, 2014. Mr. Nierenberg disclaims beneficial ownership by the four partnerships of NIMCO except to the extent of his own general partner & limited partner investments in each of the funds. Mr. Nierenberg resigned as a Director effective January 17, 2014.

(10)
Based solely on information set forth in Schedule 13G filed on February 17, 2015. According to the filings made, Diker GP, LLC ("Diker GP"), Diker Management, LLC (“Diker Management”), Charles M. Diker and Mark N. Diker each have sole voting power for zero shares, sole dispositive power for zero shares, shared voting power for 1,989,598 shares and shared dispositive power for 1,989,598 shares. In its capacity as the sole general partner of the Diker Funds, Diker GP may be deemed to beneficially own 1,989,598 shares of common stock. In its capacity as investment manager of the Diker Funds, Diker Management may be deemed to beneficially own 1,989,598 shares of common stock. In their capacity as managing members of each of Diker GP and Diker Management, Charles M. Diker and Mark N. Diker may be deemed to beneficially own 1,989,598. Diker GP, Diker Management, Charles M. Diker and Mark N. Diker disclaim all beneficial ownership.

(11)
Based solely on information set forth in Schedule 13G/Afiled on January 20, 2015. According to the filing of Royce & Associates, LLC, Royce & Associates, LLC has sole voting power for 2,337,179 shares, sole dispositive power for 2,337,179 shares, has shared voting power for zero shares and shared dispositive power for zero shares.

(12)
Based solely on information set forth in Schedule 13D/A filed on February 4, 2015. According to the filings made by Vertex Capital Advisors, LLC ("Vertex Capital"), Vertex Opportunities Fund, LP (“Vertex Opportunities”) has sole voting power for zero shares, sole dispositive power for zero shares, shared voting power for 1,628,535 shares and shared dispositive power for 1,628,535 shares and Vertex Special Opportunities II, LP ("VSO II") has sole voting power for zero shares, sole dispositive power for zero shares, shared voting power for 1,619,739 shares and shared dispositive power for 1,619,739 shares. In its capacity as the general partner of Vertex Opportunities, Vertex GP, LLC ("Vertex GP") may be deemed to beneficially own 1,628,535 shares of common stock. In its capacity as the general partner of VSO II, Vertex Special Opportunities GP II, LLC ("VSO GP II") may be deemed to beneficially own 1,619,739 shares of common stock. In its capacity as the investment manager of Vertex Opportunities and VSO II, Vertex Capital may be deemed to beneficially own 3,248,274. In his capacity as managing member of Vertex GP, VSO GP II and Vertex Capital, Eric Singer may be deemed to beneficially own 3,248,274 shares of common stock.

EXECUTIVE OFFICERS

Set forth in the table below is the name, age and position with the Company of each of our executive officers:

Name	Age	Position
Brian Bronson	44	President and Chief Executive Officer
Stephen Collins	52	Vice President, Global Sales
Lawrence Lavier	42	Vice President & General Manager, Embedded Products and Hardware Services
Jonathan Wilson	32	Chief Financial Officer

See Brian Bronson's biography above.

Stephen Collins joined us in September 2013 as Vice President, Global Sales. Before joining Radisys, Mr. Collins was the Vice President, Americas Sales with Sonus Networks from 2007 to 2013 where he managed and directed all aspects of the Americas sales organization. Mr. Collins holds a B.A. in Economics from the University of Virginia.

Lawrence Lavier joined us in January 2010 as our Director of Strategic Management Systems. He was named our Vice President, Operations in June 2013. In May 2015, he was named an executive officer and is currently our Vice President and General Manager, Embedded Products and Hardware Services. Prior to joining us, Mr. Lavier spent nearly 14 years with Tektronix working in numerous global, development and operations leadership roles. Mr. Lavier received his Executive Master of Business of Administration from the University of Washington, Foster School of Business, and he holds a Bachelor of Science in Industrial & Management Engineering from Montana State University, Bozeman.

Jonathan Wilson joined us in May 2011 as our Assistant Corporate Controller. In February 2015, he was named our Chief Financial Officer, VP of Finance and Secretary. Prior to his being named as our Chief Financial Officer, Mr. Wilson held the position of our Director of Finance where he was responsible for the corporate financial planning and analysis, sales operations, tax, treasury and legal functions. He was also previously our Corporate Controller where he held broad responsibilities which included leading the global accounting organization, SEC reporting, and corporate compliance functions. Prior to joining us, Mr. Wilson practiced as a Certified Public Accountant with the accounting firm KPMG where he worked from August 2005 to May 2011, focused on serving publicly listed software and high tech manufacturing clients. Mr. Wilson holds a B.S. degree in Accounting from Linfield College.

Executive Officer Compensation
Executive Compensation Discussion and Analysis (CD&A)

Radisys Corporation (the “Company”) made significant progress in the continued transformation of its business throughout 2014. The Company returned to non-GAAP profitability in the second half of 2014, announced key strategic decisions to increase focus on its growing high margin Software-Systems product lines while also narrowing the Embedded Products and Hardware Services efforts to only those key customers with the volume, profitability profile and strategic fit that will enable desired levels of profitability and cash generation. The Company believes these changes will lead to non-GAAP profitability for calendar year 2015, enable 10% to 20% growth in 2015 Software-Systems segment revenue and ultimately return the overall company to profitable revenue growth and increased shareholder value.

The Company continued to experience legacy revenue challenges throughout 2014 as carriers have evolved the manner in which they deploy assets in support of next generation telecommunications networks and other supported customer applications. Specifically, audio conferencing applications have begun to utilize existing network infrastructure to compete against over-the-top (OTT) applications or have begun leveraging cloud based assets to deliver customer audio conferencing solutions. Both of these trends have reduced the demand for our high margin audio conferencing assets. Additionally, increased capabilities of generic compute power have shifted telecommunications equipment purchases away from application specific hardware to generic cloud based architectures that leverage standards-based technologies which adversely affected demand for our ATCA products. These trends resulted in revenue challenges that adversely impacted 2014 financial performance. In response to these trends, management has defined and been executing a strategic and operational plan focused in the following areas:

•	FlowEngine products that optimize the efficient distribution of data processing through standards based architectures such as SDN and NFV.

•	MediaEngine products that leverage our media processing capabilities in the VoLTE market as carriers seek to enable voice and enhanced service capabilities in LTE networks.

•	CellEngine products that enable carriers to optimize both wireless coverage and spectrum utilization in both 3G and LTE networks.

•	Embedded Products which focuses only on those customers with the volume, profitability profile and strategic fit that will ensure desired levels of profitability and cash generation.

Over the last two years ending December 31, 2014, the Company explored a number of strategic alternatives to unlock shareholder value, including a sale of the whole Company and the sale of one or more product lines or business units. As of January 1, 2015, the Company concluded the last of these processes with the conclusion to continue operating the Company under its current constructs and the Board and management are now 100% focused on executing the strategic plan announced on February 3, 2015.

The Compensation & Development Committee (the “Committee”) believes the continued progress by the executive team in driving the above strategic initiatives led to improved second half 2014 financial performance and has positioned the Company for continued improvement in 2015. Specifically, in 2015 the Company’s plan includes delivering increasing financial results as follows:

•	Software-Systems revenue of $44-$48 million, an increase of 10-20% year-on-year;

•	Embedded Products and Hardware Services operating income of $13-$17 million, an increase of $10.5-$14.5 million from 2014;

•	Non-GAAP earnings per share of $0.20, an increase of $0.36 from the 2014 loss of $0.16; and

•	Cash generation, net of debt repayments, of $7 million

Therefore, in order to more closely align to the Company’s strategic direction and shareholder interests, and to retain and motivate essential executive team members necessary to complete the strategic transformation, the Committee critically reviewed all aspects of the executive compensation program and significantly shifted its compensation philosophy for 2015. The resulting program maintains competitive base pay levels, aligns short term incentive compensation to the achievement of Software-Systems revenue growth and Embedded Products cash flows, and aligns long term equity incentive targets to the achievement of certain levels of stock price appreciation. Each element of the 2015 executive compensation program is further discussed in the appropriate section to provide more clarity.

To continue to strongly align the creation of shareholder value with executive compensation strategy, the Company is recommending an increase to the Company’s 2007 Stock Plan of 2.35 million shares.  Specifically, if the increase in shares is approved, in 2016, the Compensation Committee intends to grant an additional performance-based tranche, with vesting tied to stock price appreciation targets, as well as time-based options.  The Committee believes the proposal for a 2.35 million share increase is necessary to retain management and key employees to ensure the continued turnaround of the Company and successful execution of the Company’s strategy.  When approved, these shares are expected to satisfy equity grant needs over the next 12-18 months.

In connection with the proposal to increase the number of shares under the 2007 Plan, the Company further intends to allow the existing Long-Term Incentive Plan (“LTIP”) to expire after the existing 2015 LTIP grants vest, or expire, at the end of their respective terms. The 2015 LTIP grants are subject to stock price vesting targets of $3.45 and $4.25. If performance measures are not achieved within their respective three and four year terms, the shares will not be available for future grant. If an outstanding LTIP grant is cancelled due to termination of employment, those shares would be available for future grant, per the proposed Amended and Restated 2007 Stock Plan described in Proposal 4 below.

Compensation Philosophy

As the Company progressed through the strategic transformation process, the Committee maintained a strong pay-for-performance philosophy that is competitive with other similarly sized technology companies. In addition, the Committee set clear guiding principles for executive compensation programs to ensure strategic alignment with the business direction with a focus on building shareholder value, providing motivation and incentive for stretch performance and retention and simplicity of plan designs. The Company's executive compensation programs are designed to reflect the following key objectives:

•
To attract and retain executives needed to achieve the Company's business objectives. This objective is achieved through no less than annual reviews of executive total compensation and benefit programs to ensure market competitiveness.

•
To substantially link executive compensation with the achievement of near-term operating plans. This is achieved through variable compensation programs which are directly aligned to key operating goals such as Software-Systems revenue growth and levels of full Company profitability/cash flow.

•
To provide the opportunity for additional variable compensation through the achievement of longer-term strategic objectives and the creation of shareholder value. This is achieved through the issuance of awards under equity-based compensation programs and includes the use of performance-based shares with vesting dimensions tied to stock price appreciation.

The Committee believes the amount of variable or "at risk" compensation tied to meeting company objectives should increase as a percentage of an executive's overall compensation as the executive’s level of responsibility increases. An executive's target compensation is based on his/her job scope and level of responsibility, with a large portion of the opportunity tied to Company performance and shareholder return. We believe the Company’s balance between base salary and both short and long-term variable compensation is competitive with other similar companies in the industry peer group.

Pay for Performance

The Company targets to deliver above market compensation for above market company performance and below market compensation for below market company performance, resulting in executive compensation increasing or decreasing based on the overall performance of the Company. When determining the targets for executive variable compensation, the Committee selects metrics that it believes are most closely tied to the market’s expectation of both near-term financial objectives and those strategic goals necessary for long-term success. In 2014, variable cash compensation was contingent upon the achievement of non-GAAP operating income targets, while performance-based equity vesting was dependent upon achievement of key strategic objectives that the Committee believes are fundamental in preparing the Company for financial success in 2015 and beyond.

The link between pay and performance is highlighted by the trends in the Chief Executive Officer's compensation below. The Chief Executive Officer's total actual and potential compensation (sum of annual base pay, variable cash compensation earned, actual equity awards released/outstanding, and Long-Term Incentive Plan (as amended and restated, the “LTIP”) awards has generally been reflective of stock price over the last five years. More than 50% of the Chief Executive Officer's compensation has been tied to Company performance for the periods presented below. The overall increase in CEO pay in 2013 over 2012 is primarily due to the achievement of 2013 strategic initiatives that has led to improved second half 2014 financial performance and that we expect will continue to positively affect the financial results of the company in 2015 and beyond.

“Annual Base”- means the annual base salary effective at year-end.

“Variable”- means the total short-term cash incentive awards earned during the calendar plan year. For Mr. Michel Dagenais, our former Chief Executive Officer, only his bonus payment for performance during the 2nd half of 2011, after the Continuous Computing acquisition, is included. For Mr. Scott Grout, a former Chief Executive Officer of the Company, both 1st & 2nd half bonus payments are included for 2011.

“Actual Equity” - means the value of equity awards (other than LTIP) outstanding at year-end. For RSUs, such value is the value of unvested RSUs outstanding at year-end. For stock options (vested and unvested), such value is the difference between an option's strike price and the stock price at year-end; if an option's strike price is below the year-end stock price, the value of the option is $0.

“CCPU Assumed Shares” - means those unvested shares issued by Continuous Computing which were converted and assumed by the Company on the acquisition date.

“LTIP” - means the value of Long-Term Incentive Plan (as amended and restated) awards which are designed to be paid when the indicated performance targets are achieved within the applicable performance periods. Such value is the value at year-end of the shares earned and released under the plan during 2013 and 2014.

“Stock Price” - means the closing stock price on the last day of the calendar year.

For a comparison of the Company stock performance relative to the NASDAQ Composite and other composites at the end of each calendar year, please refer to the table below.

(1) During 2014, the Radisys Peer Group consisted of the companies below.

Allot Communications Ltd.	Electro Scientific Industries Inc.	Planar Systems Inc.
Aruba Networks Inc.[1]	Envivio Inc.	Procera Networks Inc.[4]
AudioCodes Ltd.	Extreme Networks	Sonus Networks Inc.
Calix Inc.	Mavenir Systems Inc.[3]	Super Micro Computer Inc.
Dialogic Inc.[2]	Mercury Systems Inc.	Zygo Corporation[5]

1 Stopped trading on 5/19/2015.
2 Stopped trading on 12/3/2014.
3 Stopped trading on 4/30/2015.
4 Stopped trading on 6/5/2015.
5 Stopped trading on 6/20/2014.

Section II: Elements of Executive Compensation

The following table outlines elements of direct compensation of executives in 2014 and how it aligns with the Company's philosophy and business strategy.

Compensation Element	What is Rewarded	How it aligns with Strategic Objectives	Fixed or Variable / Performance Related
Base Salary	Skills and abilities critical to success of the business Experience and performance against individual objectives Demonstrated success in meeting or exceeding key financial and other business objectives	Competitive base salaries enable the attraction and retention of talent Merit-based salary increases reflect pay for performance philosophy	Fixed / Merit Increases are Performance-Related
Variable Compensation (short-term incentives)
Variable Compensation Plan:

Organizational performance during the year measured by achievement in respect of pre-defined profitability goals

Individual performance during the year measured against identified goals and objectives
		Payout of awards depends on ability to fund and individual and organizational performance Competitive, market-based variable incentive targets enables the attraction and retention of talent	Variable / Performance-Related
	Sales Incentive Plan: Performance during the year measured by achievement with respect to pre-defined revenue and design win goals	Payout is dependent upon overall sales organization performance Competitive, market-based variable incentive targets enables the attraction and retention of talent	Variable / Performance-Related
Equity Compensation (long-term incentives)	Stock Options: Increase in stock price Retention	Value results from stock price increases Vesting schedule supports retention	Variable / Performance-Related
	Restricted Share Units ("RSUs"): Increase in stock price Retention	Although RSUs always have value, the value increases or decreases as the stock price increase or decreases Vesting schedule supports retention	Variable / Performance-Related

Performance Based Awards (LTIP / Overlay):

Performance relative to pre-determined strategic and financial goals (product delivery, market penetration, long-term growth/design wins and operational/financial metrics)
		Payout is based on metrics important to shareholders Performance period spans 1-2 years and supports retention	Variable / Performance-Related

The Company no longer provides executives with indirect compensation.
Executives are provided with the same benefit options as those provided to other employees in the same location. The U.S. based employee benefit program includes medical, dental and vision plans, an Employee Stock Purchase Plan (“ESPP”), a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage.

During 2013, the Board of Directors approved the termination of the Radisys Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), including in respect of deferrals of compensation under the Deferred Compensation Plan prior to January 1, 2005 (such portion of the Deferred Compensation Plan, the “Grandfathered Plan”).  The Deferred Compensation Plan (other than in respect of the Grandfathered Plan) was terminated effective August 31, 2013 and the Grandfathered Plan was terminated effective September 1, 2014.  The distribution of plan assets and participant balances began in September 2014 and continued through January 2015.  Participants with an account balance in the Grandfathered Plan were paid out in the form designated by the participant at the time of deferral.  All other account balances under the Deferred Compensation Plan were paid out in a lump sum in September 2014.

See "Narrative Disclosure Describing Material Factors - 2014 Nonqualified Deferred Compensation Plan Table" under Summary Compensation Table for additional information regarding the termination of the Deferred Compensation Plan.

Executives do not receive any special perquisites such as club memberships, pension plans, automobile allowances or dwellings for personal use. Relocation packages to newly hired executives and other newly hired employees are defined within the Company's hiring policy and are based on standard market practices for executive-level relocation.

Section III: Compensation Determinations

2014 Individual Compensation Changes - In January 2014, the Committee approved compensation changes for Mr. Henderson in conjunction with his increased scope of role of Vice President of Marketing and Product Management.

In December 2014, in conjunction with the annual merit review process for North America employees and the annual executive compensation review process, the Committee approved a compensation adjustment to base pay and variable compensation targets for Mr. Muhich.

The table below reflects approximate compensation market percentiles1 of each compensation element for each Named Executive Officer (“NEO”).

Named Executive Officer [2]	Last Pay Change Date	Base Salary	Target Variable (% of Pay) [3]	Target Total Cash Comp	Actual Total Cash Comp	Comments
Brian Bronson, Chief Executive Officer	June 2013	50th	50th	50th - 75th	<25th	Merit adjustment effective June 1, 2013
Allen Muhich, Chief Financial Officer [4]	July 2014	25th	50th	25th - 50th	<25th	Variable incentive change effective July 1, 2014
	December 2014	25th	50th	25th - 50th	<25th	Merit increase effective December 8, 2014
Stephen Collins, Vice President, Global Sales	September 2013	25th - 50th	25th - 50th [5]	25th - 50th	<25th	Vice President, Global Sales hired September 30, 2013
Keate Despain, Vice President & GM [6]	January 2014	50th - 75th	75th	50th - 75th	<25th	Role change to Vice President, Business Development January 1, 2014
Grant Henderson, Vice President, MediaEngine & Corporate Marketing	January 2014	50th	50th	50th	<25th	Increased scope of role effective January 17, 2014

1 Market percentiles are approximate based on 2014 benchmark data as further explained in Section IV below.
2 Reflects January 2014 job title.
3 Target Variable excludes the targeted supplemental incentive described under Short-Term Incentive Plans below.
4 Mr. Muhich was no longer an executive officer as of February 17, 2015, and he resigned from the Company effective March 6, 2015.
5 Mr. Collins receives a portion of his Target Variable pay under the Company's Variable Compensation Plan and a portion under the Sales Incentive Plan.
6 Mr. Despain was no longer an executive officer as of January 17, 2014 and his employment ceased on February 6, 2015.

Short-Term Incentive Plans

The 2014 Variable Compensation Plan was designed to support the Company's pay for performance philosophy and motivate and compensate executives for the achievement of planned profitability and other pre-approved management by objective (“MBO”) goals. To meet its stated philosophy, the Committee utilized non-GAAP operating income targets as the primary measure by which to establish variable compensation funding. Actual non-GAAP operating income achievement against those targets determined 2014 funding with over or under achievement resulting in higher or lower funding based upon a pre-established linear relationship, subject to the Committee’s discretion to increase or decrease funding. In addition, a minimum level of non-GAAP operating income, or threshold, for 2014 was required to be met to begin funding.

The 2014 non-GAAP operating income target (which would have resulted in 100% variable compensation funding) was set at $9.9 million with a threshold (below which there would be $0 variable compensation funding) of $6.2 million and a maximum (at which would result in 200% variable compensation funding) target of $14.4 million.  Actual 2014 non-GAAP operating results generated a loss of $3.7 million due to the material decline in legacy product revenues, below the pre-determined threshold level, and therefore $0 variable compensation funding was earned and no payments were made to management.
The table below summarizes the 2014 Variable Compensation Plan payout for each NEO.

	Actual Payout 2014
Named Executive Officer	Payout	% Attainment
Brian Bronson	$0	0%
Allen Muhich	$0	0%
Stephen Collins	$0	0%
Keate Despain	$0	0%
Grant Henderson	$0	0%

The 2015 Variable Compensation Plan is reflective of the Committee’s continued desire to align management compensation with the achievement of metrics that are believed to most closely align with shareholder interests.  Subject to the Committee’s discretion to adjust awards, the 2015 Variable Compensation Plan will fund 100% per quarter based upon the achievement of post-variable compensation cash flow from the Company’s Embedded Products and Hardware Services operating segment with the opportunity to earn variable compensation beginning in the second quarter of 2015.  A threshold for each quarterly payout has been set below which $0 funding is available, and a maximum of 125% funding is available.  The following table summarizes the threshold, target and maximum Embedded Products and Hardware Services post-variable compensation cash flow objectives and the corresponding management variable compensation opportunity.

Embedded Products - Cash Flow ($ in millions)
	Q1	Q2	Q3	Q4	2015
Threshold	$2.50	$3.00	$2.25	$2.25	$10.00
% Payout		20%	20%	20%

Target	$3.70	$4.60	$3.40	$3.30	$15.00
% Payout		100%	100%	100%

Maximum	$4.60	$5.75	$4.25	$4.15	$18.75
% Payout		125%	125%	125%

Further, and again subject to the Committee’s discretion to adjust awards, an additional 75% of management’s variable compensation target will be funded based upon the achievement of 2015 Software-Systems operating segment revenue growth in the first half of 2015 and the second half of 2015 and paid semi-annually in August 2015 and February 2016.  The following schedule summarizes the threshold, target and maximum Software-Systems revenue objectives and the corresponding management variable compensation opportunity.

Software-Systems - Revenue ($ in millions)
	1st Half 2015	2nd Half 2015	2015
Threshold	$18.50	$22.50	$41.00
% Payout	20%	20%

Target	$20.50	$27.50	$48.00
% Payout	100%	100%

Maximum	$21.50	$28.50	$50.00
% Payout	125%	125%

Taken together, management has the opportunity to earn 150% of their annual variable compensation target; 50% through the achievement of post-variable compensation cash flow objectives for Q2 through Q4 of 2015 Embedded Products and Hardware Services and 50% through the achievement of maximum revenue objectives for Q2 through Q4 of 2015 Software-Systems. Additionally, on April 9, 2015, the Committee exercised its discretion to award a variable compensation payout at 25% of the quarterly target amount because the Company significantly exceeded the performance targets for the first quarter of 2015 that would have been in effect if the plan had been adopted at the beginning of the year.

A Sales Incentive Plan was in place for Mr. Collins for 2014. The sales incentive plan makes up 50% of his total target incentive compensation, the other 50% was eligible to be earned via the Variable Compensation Plan (as described above).

Mr. Collins’ 2014 sales incentive plan quota targets were established by the Committee as follows: 50% for the achievement against a Company revenue quota of $220 million and 50% against the achievement of Trillium Software-Solutions bookings of $24 million and overall Company design win points of 180, which are aligned with the high end of market expectations for the Company in each of these areas. Mr. Collin’s overall sales incentive plan payout for 2014 was at 81% attainment. Softness in Embedded Products design win performance was partially offset by above plan MediaEngine design win performance.

Named Executive Officer	Actual 2014 Sales Incentive Plan Payout	% Attainment
Stephen Collins	$73,285	81%

In 2015, Mr. Collins variable compensation opportunity will be funded in accordance with the 2015 variable compensation plan described above.

Long-Term Incentive Plans

Equity continues to be a substantial component of the Company’s compensation strategy and is intended to attract, retain and motivate key talent to achieve the Company's strategic objectives. In support of these strategic objectives, a combination of performance and time-based shares are utilized.
Annual Equity Refresher - There was no annual refresher grant implemented in 2014.

Overlay Grants - An overlay grant was made effective September 4, 2012 for executives and certain key individuals to provide focus to the achievement of near-term strategic objectives. The overlay grants were performance-based RSU awards with quarterly performance metrics covering the period September 1, 2012 through December 31, 2013. RSUs were earned quarterly based upon the achievement of specific near-term product delivery, design win and operational performance metrics. The payout of any given quarterly performance period could be up to 116% of target amounts if all performance objectives were met at maximum achievement levels.
First half 2013 performance targets were weighted one third each between aggressive new product delivery milestones required to meet customer roadmaps, design win achievement levels and operational objectives that were focused on improving overall working capital levels. Second half 2013 performance targets were weighted 50% on meeting stretch market penetration and new product delivery milestones required to meet customer roadmaps and 50% on meeting the Company’s aggressive cost reduction milestones as well as cash generation targets.
The performance results and corresponding payout for each performance period measurement date based upon these objectives are illustrated below. Each quarterly award cliff vested through 2014, one calendar year after the performance period measurement date, assuming the participant was actively employed as of the vesting date.

Performance Period Measurement Date	Date Shares Released	Payout (% of target)
March 31, 2013	March 31, 2014	102.0%
June 30, 2013	June 30, 2014	104.4%
September 30, 2013	September 30, 2014	88.4%
December 31, 2013	December 31, 2014	100.0%

The tables below detail the 2013 overlay grant performance targets and results.

Objective	Q1 2013 Performance Targets	Weighting	Score
Product Delivery (33.33%)	Media Resource Function (“MRF”) Product Launch	25%	100%
	Trillium Product Launch	25%	100%
	Platform Cost Reductions	25%	100%
	Define Next Generation Platform	25%	125%
Design Win (33.33%)	Q4 + Q1 = 15 Net Present Gross Margin	100%	100%
Operational (33.33%)	Cash Cycle Days 43-44 days	50%	100%
	Inventory ≤ $28m	50%	100%

Objective	Q2 2013 Performance Targets	Weighting	Score
Product Delivery (33.33%)	MRF Feature Additions	33%	125%
	MRF Customer Feature Addition	33%	100%
	MRF Codec Addition	33%	100%
Design Win (33.33%)	8 Net Present Gross Margin	100%	106%
Operational (33.33%)	Cash Cycle Time 43 - 44 days	50%	100%
	Inventory ≤ $27m	50%	100%

Objective	Q3 2013 Performance Targets	Weighting	Score
Market Penetration and Product Delivery (50%)	MRF Customer Feature Addition	34%	100%
	Trillium Product Release	33%	100%
	Technical Definition of Next Generation Platform	33%	90%
Execution (50%)	Meet Shanghai Shutdown Milestones per Engineering's Transition Plan	25%	110%
	Meet Contract Manufacturing Transfer Milestones	25%	110%
	Meet Penang Shutdown Milestones	25%	100%
	Cash Generation	25%	0%

Objective	Q4 2013 Performance Targets	Weighting	Score
Market Penetration and Product Delivery (50%)	MRF Customer Feature Addition	20%	100%
	MRF Video Application Addition	20%	125%
	Trillium Product Release	20%	125%
	Solution Product Release	10%	100%
	Prototype Delivered for Next Generation Blade	15%	75%
	Demonstration of Next Generation Platform	15%	100%
Execution (50%)	Meet Shanghai Shutdown Milestones per Engineering's Transition	25%	125%
	Meet Contract Manufacturing Transfer Milestones	25%	125%
	Meet Penang Shutdown Milestones per Transition Plan	25%	125%
	Cash Generation	25%	0%

Long Term Incentive Plan (LTIP) - The Committee granted shares under the Company’s LTIP on September 10, 2012 covering the period from October 1, 2012 through December 31, 2014. The LTIP grants are performance-based RSU grants with semi-annual performance metrics tied to the achievement of specific objectives focused on long-term growth and other financial objectives. Actual share payout can be up to 125% of the target award if all performance objectives are met at maximum achievement levels. There is an additional accelerator tied to stock price that can increase the maximum payout to up to 250% of the target award. Performance measurement dates and vesting dates align to each calendar half end date in 2013 and 2014. Refer to the 2014 Grants of Plan Based Awards table for LTIP share quantities granted to NEOs in 2014.

The Committee amended and restated the LTIP Administrative Rules effective March 1, 2014. The Committee determined that the Performance Goals for the Performance Period would align to one of the following categories and would be weighted per the below when determining the Award payout amount:

•	for the Performance Achievement Periods ending before 2014, Market Penetration (35%), Sustainable Long Term Growth (35%), and Financial Performance (30%); and

•	for the Performance Achievement Periods ending during 2014, Sustainable Long Term Growth (30%) and Financial Performance (70%).
First half and second half 2014 performance targets were weighted 30% on the achievement of design win objectives and 70% on the achievement of planned non-GAAP operating income and inventory levels.
The performance results and corresponding payout for each performance period measurement date based upon these objectives are illustrated below:

Period	Performance Period Measurement Date	Payout (% of target)
1H 2014	June 30, 2014	50.0%
2H 2014	December 31, 2014	47.0%

The tables below detail the 2014 LTIP performance targets and results.

Objective	1H 2014 Performance Targets	Weighting	Score
Long-Term Growth (30%)	Platforms Design Win points	35%	45%
	MRF Design Win Points	35%	125%
	Trillium Bookings	30%	74%
Financial Performance (70%)	Non-GAAP Operating Income at or above Plan	70%	0%
	Inventory at or below Plan Target	30%	121%

Objective	2H 2014 Performance Targets	Weighting	Score
Long-Term Growth (30%)	Platforms Design Win points	35%	108%
	MRF Design Win Points	35%	93%
	Trillium Bookings	30%	67%
Financial Performance (70%)	Non-GAAP Operating Income at or above Plan	70%	0%
	Inventory at or below Plan Target	30%	94%

2015 LTIP Awards - In March 2015, the Committee approved performance-based RSU awards to certain senior executives which vest only if total shareholder return objectives are achieved during a performance period beginning on the grant date. Specifically, 50% of shares granted to executives will vest if the 30 trading day average closing price of Radisys common stock equals or exceeds $3.45 at any time during a 3-year performance period. The remaining 50% of shares granted will vest if the 30 trading day average closing price of Radisys common stock equals or exceeds $4.25 at any time during a 4-year performance period. These price hurdles represent increases of approximately 45% and 79% from the March 2, 2015 grant date closing price of $2.38.

The table below details the number of stock price-based vesting restricted stock units granted to each of our current executive officers in 2015.

Executive Officer	Shares Granted
Brian Bronson	450,000
Steve Collins	125,000
Grant Henderson	125,000
Jonathan Wilson	125,000

The Committee approved the price vesting awards after a comprehensive review of the Company’s executive compensation program initiated in 2014. The objective of this review, which was supported by the Committee’s independent consultant, was to ensure ongoing alignment of executive pay with the Company’s business strategy and long term shareholder interests.  The Committee determined to grant price vesting awards as a long term incentive approach that would align with creating value for our shareholders, be simple to communicate and administer, clearly aligned with the Company’s strategic plan, and motivational for participants, including an emphasis on performance-based pay with meaningful upside for strong performance. For fiscal 2015, the Committee approved price vesting awards to a select pool of 10 senior executives.

2014 Out of Cycle Grants for Executive Officers - Options and LTIP shares were granted to Mr. Henderson effective January 17, 2014 in conjunction with his increase in scope of role. Based on a review of outstanding equity grants, LTIP shares were granted to Mr. Muhich effective March 21, 2014 to bring his equity compensation to closer alignment with market. The grant quantities were based upon market-based total compensation target levels that utilize a value based approach with the objective of ensuring the unvested equity grants are sufficient in value to retain and provide strong performance incentives for the executive in future years. The grant quantities were recommended by management, modified as necessary, and ultimately approved by the Committee.

On October 15, 2014, Mr. Bronson received a stock option grant of 249,000 shares which represented the cancellation by mutual agreement of a stock option for 249,000 shares with an original grant date of September 6, 2013 and the grant of new options on the same terms and conditions. Under the terms of the stock option award, 31,777 shares immediately vested and the remainder will vest at a rate of 9,444 shares, cumulatively, on the 6th day of each month after the date of grant, until the stock option becomes fully exercisable on September 6, 2016. The expiration date of the grant is September 6, 2020.
Section IV: Compensation Framework

The Board of Directors has delegated responsibility to the Committee for final approval of executive base salary, variable cash compensation, equity compensation, as well as any executive employment offers, executive change of control agreements, severance agreements and other executive compensation programs. The Committee also guides executive development programs and succession planning in order to maintain and develop the Company's leadership team. The Committee maintains an annual calendar to guide the timing of its review, analysis, and decision-making related to executive compensation, benefits and development programs.
The Committee and the Chairman of the Board assess the performance of the Chief Executive Officer annually. The Chief Executive Officer's performance review process includes a Chief Executive Officer self-appraisal, a formal Board of Directors evaluation process as well as a performance appraisal delivered by the Chairman of the Board of Directors. The Chief Executive Officer is responsible for assessing the performance of each executive reporting to him.

The Committee reviews compensation recommendations provided by management and approves all final executive compensation related decisions. Under the oversight of the Committee, the Chief Executive Officer and human resources staff have responsibility for the implementation of executive compensation programs.

The Company's ongoing compensation practices are reflective of its compensation philosophy and align to a number of best practices and/or industry standards, including:

•
The Committee oversees all elements of compensation for the executive officers while directly retaining an independent compensation consultant that performs services solely in support of the Committee.

•	Compensation plans are competitive with industry peers. Plans are annually monitored, evaluated and compared against trends in executive compensation.

•
Subject to the Committee’s ability to exercise its discretion to provide for funding if special circumstances warrant, the variable compensation plan requires a minimum level of non-GAAP operating income performance to fund a payout. There is an opportunity for increased funding if Company and individual performance exceeds plan goals.

•
Equity is a substantial component of an executive's total compensation, aligning an executive's long-term interest with that of shareholders. A combination of performance-based & time-based equity awards are used.

•	Performance-based metrics are used to trigger and scale payment for short and long-term incentives.

•	Equity-based incentive plans prohibit backdating and re-pricing of stock options.

•	Executive officers' change of control agreements provide for a "double trigger" payout with stock acceleration provisions included only for the Chief Executive Officer and Chief Financial Officer.

•	Special perquisites, tax equalization or gross-up benefits, or benefits designed solely for executive officers are not provided.

•	The Committee reviews annually all compensation plans to ensure incentives do not promote taking undue risk.

•	A peer group for benchmarking total shareholder return was established to measure and compare pay and performance linkage (see Peer Group below).

•	A dashboard, consisting of variable compensation costs and financial performance metrics, is reviewed each quarter by the Committee to monitor and further assess the pay for performance model.

•
Stock ownership guidelines promote the alignment of the long-term interests of executives with the long term interests of the shareholders, as well as, foster long-term retention of executives; the Committee reviews stock ownership status annually. The Company's ownership guidelines are three times base salary for the Chief Executive Officer and one times base salary for all other executive officers. All NEOs must be “net” buyers until stock ownership requirements are fulfilled within a 3 year grace period. Of our current executive officers, none have reached this ownership goal and all are within the 3 year grace period.

•
A clawback policy applicable to section 16 officers was adopted in 2014.  The policy provides the Board of Directors the ability to recover performance based compensation paid to an executive in the event of any fraud or willful misconduct by one or more executives that results in the required restatement of any financial reporting required under the securities laws or other similar laws or regulations as applicable to the Company.

The most recent shareholder advisory vote on compensation of NEOs resulted in an 87.9% vote “For” the approval of the compensation of the Company's NEOs (excluding broker non-votes). Accordingly, no changes to the Company's executive compensation programs were made as a result of the shareholder advisory vote, but the Company intends to continue emphasizing its pay for performance compensation philosophy. The shareholders voted to hold an advisory vote on the compensation of NEOs every year. The Company intends to hold such advisory vote on compensation each year.

Peer Group

In early 2014 the peer group was revised to include companies that more closely align to the Company’s product and industry as well as company size. The Committee evaluated a number of factors, including number of employees, market cap, revenue and net income when selecting the peer group. The Committee is reviewing the peer group and anticipates making further revisions. The Committee will utilize peer data to review total shareholder return as a part of its pay for performance linkage, Chief Executive Officer and Chief Financial Officer compensation and general compensation practices. The following companies were selected and utilized as peer companies in 2014:

Allot Communications Ltd.	Electro Scientific Industries Inc.	Planar Systems Inc.
Aruba Networks Inc.[1]	Envivio Inc.	Procera Networks Inc.[4]
AudioCodes Ltd.	Extreme Networks	Sonus Networks Inc.
Calix Inc.	Mavenir Systems Inc.[3]	Super Micro Computer Inc.
Dialogic Inc.[2]	Mercury Systems Inc.	Zygo Corporation[5]

1 Stopped trading on 5/19/2015.
2 Stopped trading on 12/3/2014.
3 Stopped trading on 4/30/2015.
4 Stopped trading on 6/5/2015.
5 Stopped trading on 6/20/2014.

Surveys and Benchmarking

The Committee believes that the broad technology industry comparison provided by the Radford salary survey is appropriate as the primary resource for executive compensation benchmarking, with supplemental resources providing a secondary source for certain top executive officer positions (generally the Chief Executive Officer and Chief Financial Officer positions). The market, for the purposes of executive compensation benchmarking, is defined as high-technology companies with average revenues of $200 million to $499 million. The Radford salary survey includes data from over 900 companies and more than 17,600 incumbents representing a wide range of technology sub-industries. To ensure accurate data collection based on actual job duties, executive positions are individually benchmarked with the Radford survey data using a detailed review of the job responsibilities and scope for each executive role as defined by their job descriptions. A list of the companies included in our Radford survey market cut is set forth in Appendix A.

In 2015, as the Company completes the strategic transformation process and experiences a shift in size and scope of operations, the Committee plans to include the additional data point from executive compensation benchmarking with average revenues of $50 million to $199 million as a tool to transition to market norms that align with the organization. As stated above, the Committee is reviewing the current peer group and anticipates making further revisions to more closely reflect the continued transformation of the Company's business and strategy and will utilize the updated peer data to review Chief Executive Officer and Chief Financial Officer compensation and general compensation practices.

Compensation Consultant

In fulfilling its duties and responsibilities, the Committee has the authority to engage the services of outside advisers. In fiscal 2014, the Committee engaged Compensia, Inc., a national compensation consulting firm, to assist it with compensation matters. A representative of Compensia, Inc. regularly attended meetings of the Committee, responded to committee members’ inquiries, and provided its analysis with respect to these inquiries.

The nature and scope of services provided to the Committee by Compensia, Inc. in fiscal 2014 were as follows:

•	Provided advice with respect to pay levels, compensation best practices and market trends for executive officers and directors;

•	Assisted with the design of the short-term and long-term incentive compensation plans for our executive officers;

•	Provided ad hoc advice and support throughout the year.

Compensia, Inc. does not provide any services to us other than the services provided to the Committee. The Committee has assessed the independence of Compensia, Inc. taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the Nasdaq Stock Market, and has concluded that no conflict of interest exists with respect to the work that Compensia, Inc. performs for the Committee.

Processes
The Committee conducts a formal review of each executive's compensation on an annual basis or more frequently if needed. The Committee’s review consists of the following: comparing the cash and equity components of each executive's pay to market data for similar positions; considering recommendations provided by the Chief Executive Officer and human resources staff; assessing individual performance; and aligning any pay changes with market and company performance. The Committee reviews the mix of base salary, variable cash compensation and equity compensation, but does not attempt to target a specific percentage allocation as each compensation element is compared to market survey data.

"Tally sheets" are used to consider and evaluate the total potential compensation of executives from all sources upon various scenarios and any benefits associated with termination of employment. Based on this analysis, the Committee is able to make market-based decisions that are aligned to the Company's financial and strategic direction.

Base Salaries are reflective of the executive's job scope, background and experience level. Base salary levels are initially determined at the time of hire or promotion and are reviewed annually thereafter or in conjunction with a change in job scope or responsibility or upon the Committee's consideration of other relevant factors. The amount of any merit increase is determined based on a combination of factors, including the current position of the executive's pay against market data and the executive's experience, performance and results during the past year. The Committee may determine that an individual executive's base salary should be above (or below) the benchmark based on the executive officer's job responsibilities and/or experience level and may adjust an executive’s salary during the annual review process or at such other time as the Committee deems necessary or advisable.

Variable Cash Compensation targets are expressed as a percentage of base salary. The targets are determined at the time of hire or promotion and are typically reviewed annually against industry benchmark data for comparable positions. An executive's variable target is generally aligned to the 50th percentile of market. Exceptions may exist based on an executive officer's job responsibilities and/or experience level.

Plan performance targets (including minimum funding levels, target funding levels and maximum payout levels) are established and approved by the Committee at the beginning of the performance period, typically in conjunction with the annual operating plan process, and are based on current business and economic conditions, the financial planning process and affordability. Plan performance targets are directly tied to achieving financial performance and/or strategic objectives of the Company and may include an individual performance component.

Individual performance objectives for each executive are developed by the Chief Executive Officer in consultation with the affected executive and then reviewed and approved by the Committee. The Committee reviews the Chief Executive Officer's assessment of executive performance to objectives.

The Committee ultimately decides the amounts paid to each executive with such quantitative and qualitative modifications as the Committee may make at its discretion.

Sales Incentive Compensation targets are derived for each individual by first benchmarking total target cash compensation to the 50th percentile of market and then factoring in the Company's base/incentive mix.

Plan performance targets (including revenue and/or booking quotas and design win quotas, or points) are established and approved at the end of each year for the following year and align to the annual operating plan. Revenue and/or booking and design win quotas are set such that the combined sales team quota is at or above the annual operating plan forecast.

Equity Compensation in the form of stock options, RSUs, and performance-based shares are awarded to executive officers and key individuals because they are a highly effective way to align the interests of management and shareholders and motivate management to drive long-term shareholder value. The Committee intends to continue its practice of granting equity awards with vesting measures that strongly align with creating shareholder value, with the intention of granting an additional performance-based stock tranche as well as time-based options to the Company’s management team.

Industry benchmark data for comparable executive positions is used to establish target equity values at the time of grant. The total annual grant value for an executive, including options, RSUs and performance-based shares is targeted at the 50th percentile of market. Since performance-based shares are not granted on an annual basis, the total grant value may be allocated across multiple years (i.e., the performance period).

In addition to reviewing benchmark data to determine equity grant levels, the retentive value of past grants for each executive is reviewed to ensure that the value of unvested equity grants is in line with benchmarks and is of sufficient value to retain and provide strong performance incentive for the executive in future years.

The Black-Scholes methodology is used for valuing options and the grant date fair value is used for valuing both RSUs and performance-based shares (see Note 17 to the Consolidated Financial Statements for a description of Black-Scholes methodology and assumptions used). The targeted grant mix for executives is 50% time-based, of which 70% are generally options and 30% are generally RSUs, and 50% performance-based shares. In practice, the Board has been granting largely performance based equity vs. time-based equity given the stage of the Company’s strategic transformation.

Time-based equity incentives are granted under the 2007 Stock Plan for annual refresh, promotion and retentive purposes. Annual refresh grants are typically made in the fall after shareholder approval of additional shares, if necessary.

The LTIP provides performance-based RSUs, which are intended to create an incentive for exceptional financial and strategic performance. Consequently, LTIP awards vest only upon achievement of certain financial or strategic metrics. Threshold targets have been established by the Committee to ensure a minimum level of achievement for payout.

All equity grants to newly hired executives and refresher grants to existing executives are reviewed and approved by the Committee, on the recommendation of the Chief Executive Officer, using the above mentioned factors of market data, the total retention value, and the executive's projected level of future contribution.

Grants of equity awards are made at predetermined times and are not intentionally scheduled to coincide with the disclosure of favorable or unfavorable information. Each year the Committee reviews whether refresher grants are necessary to continue to motivate management and employees while providing long-term incentives.

Risk Considerations

The Committee conducted an assessment of the Company's compensation policies and practices to identify any potential risk arising from such policies and practices that could be reasonably likely to have a material adverse effect on the Company. The assessment covered all compensation elements and included an analysis of overall compensation costs (including both fixed and variable incentive components), compensation plan participation by employee group (sales vs. employees vs. senior leaders), metrics and performance goals. No potential risks that could be reasonably likely to have a material adverse effect were identified.

Section V: Employment and Termination Agreements

Executive officers are parties to various severance agreements, change of control agreements, or both, entered into pursuant to guidelines adopted by the Committee. The Committee believes these agreements may be necessary or advisable to keep executive officers focused on the best interests of shareholders at times that may otherwise cause a lack of focus due to personal economic exposure and potential change for the Company. Further, the Committee believes that they are necessary or advisable for retentive purposes to provide a measure of support to executive officers who may receive offers of employment from competitors that would provide severance or change of control benefits.

Consistent with the practice of a substantial number of companies in the peer group, the change of control agreements provide for a "double trigger" payout only in the event there is a change in control and the executive officer is either terminated from his or her position (other than for cause, death or disability) or resigns for "good reason," which generally means that he or she is moved into a position that represents a substantial change in responsibilities or is required to relocate a substantial distance within a limited period of time after the transaction (i.e. these agreements do not become operative unless both events occur).

See “Potential Post-Employment Payments” under Summary Compensation Table for severance and change of control benefits provided to NEOs.

Section VI: Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits to $1,000,000 per person the amount the Company may deduct for compensation paid to the Chief Executive Officer and the three highest compensated officers who are NEOs (other than the Chief Executive Officer or Chief Financial Officer) in any year. The level of salary and annual cash incentive payments the Company generally pays to executive officers does not exceed this limit. In addition, Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The stock options granted to executive officers under the 2007 Stock Plan are considered performance based for purposes of Section 162(m) and are therefore not subject to the $1,000,000 limitation. The intent of the Committee is to design compensation that will be deductible without limitation where doing so will further the purposes of the executive compensation program. The Committee will, however, take into consideration various other factors described in this CD&A, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, such as the awards under the LTIP described above, approve and authorize compensation that is not fully tax-deductible.

Section VII: Non-GAAP Financial Measures

To help evaluate the Company's performance for purposes of determining executive compensation, the Company considers non-GAAP operating income, non-GAAP earnings per share and non-GAAP cash flow (defined as non-GAAP operating income with an add back for depreciation expense less cash payments for employee severance and capital expenditures, and adjusted for changes in inventory) for the Embedded Products segment, non-GAAP operating income and non-GAAP earnings per share which exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill, (f) sale of land and (g) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures. A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

	Year Ended
	December 31, 2014	December 31, 2013
	(in thousands except per share data)
INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(25,300)	$(34,766)
(a) Amortization of acquired intangible assets	13,286	13,774
(b) Stock-based compensation	4,097	5,298
(c) Restructuring and acquisition-related charges, net	4,205	7,696
Non-GAAP loss from operations	$(3,712)	$(7,998)

NET INCOME (LOSS):
GAAP net loss	$(27,581)	$(49,404)
(a) Amortization of acquired intangible assets	13,286	13,774
(b) Stock-based compensation	4,097	5,298
(c) Restructuring and acquisition-related charges, net	4,205	7,696
(d) Income taxes	762	13,429
(e) Gain on insurance asset	(361)	—
(f) Gain on sale of land held for sale	—	(771)
Non-GAAP net loss	$(5,592)	$(9,978)

GAAP weighted average diluted shares	34,699	28,805
Escrow shares	—	—
Dilutive equity awards included in non-GAAP earnings per share	—	—
Non-GAAP weighted average diluted shares	34,699	28,805
GAAP net loss per share (diluted)	$(0.79)	$(1.72)
Non-GAAP adjustments detailed above	0.63	1.37
Non-GAAP net loss per share (diluted)	$(0.16)	$(0.35)

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the

Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on life insurance asset: Includes a death benefit received from life insurance assets which were a component of the Company's deferred compensation plan. This transaction is not part of the Company's ordinary course of business and therefore has been excluded from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(f) Sale of land: Gain realized when the Company sold a parcel of land that it owned during the three months ended December 31, 2013. This is excluded from non-GAAP results as the Company does not buy and sell land in the normal course of business. We believe this exclusion enhances the ability of investors to compare the Company's period-over-period operating results.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid or accrued for services to us in all capacities for the last fiscal year for:

•	the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal year 2014; and

•
our most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer whose total compensation exceeded $100,000 and who were serving as executive officers at the end of fiscal year 2014; and

•	Up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year.

The above individuals are referred to herein as the “named executive officers.”

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) (2) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation Earnings (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Brian Bronson	2014	500,000	—	—	185,704	—	—	5,991	691,695
President & CEO	2013	482,288	—	—	1,059,581	56,418	—	8,730	1,607,017
	2012	375,461	—	270,177	610,300	—	—	8,526	1,125,180

Allen Muhich (6)	2014	297,847	—	12,479	—	—	—	8,621	318,947
Former Chief Financial Officer	2013	278,635	5,000	19,750	158,919	16,769	—	8,469	487,542
	2012	215,943	—	63,084	63,336	—	—	8,026	350,389

Stephen Collins (7)	2014	278,000	—	—	—	73,344	—	33,098	384,442
Vice President, Global Sales	2013	74,088	10,692	82,050	96,314	28,438	—	37,331	328,913

Keate Despain (8)	2014	272,950	—	—	—	—	—	8,586	281,536
Former Vice President & General Manager, Platforms	2013	267,064	40,171	—	206,903	16,033	—	8,492	538,663
	2012	227,874	—	103,473	71,344	—	—	8,208	410,899

Grant Henderson (9)	2014	217,331	—	24,959	48,016	—	—	6,951	297,257
Vice President, MediaEngine & Corporate Marketing

(1)
The amounts included in the Stock Awards and Option Awards columns include the aggregate grant date fair value of stock and option awards granted in the fiscal year computed in accordance with FASB ASC Topic 718 ("ASC 718"). We continue to use the Black-Scholes model to measure the grant date fair value of stock options and the amounts above do not include any forfeiture reserve. For a discussion of the valuation assumptions used to value the options, see Note 17 to our Consolidated Financial Statements included in our annual report on Form 10‑K for the fiscal year ended December 31, 2014. We compute the grant date fair value of restricted stock as the closing price of our shares as quoted on the Nasdaq Global Select Market (“Nasdaq”) on the date of grant or the first date of the underlying service period, whichever occurs first.

(2)
A portion of the amounts included in the Stock Awards column for 2014 are performance awards under the LTIP. The grant date fair value of these performance awards is determined at each date when the performance measures for 2014 were set and is based on the probable outcome of the performance conditions at the target outcome. As of December 31, 2014, 50 percent of the 2014 awards to be earned in the first half and 51 percent of the 2014 awards to be earned in the second half were estimated to be probable of achievement at the target outcome of the performance conditions as of each date when the performance measures were set. The table below details the maximum potential value of the 2014 awards as of the grant date when such performance conditions were determined. The table below includes the number of shares that may be paid out pursuant to such awards once the performance conditions for such award periods have been established.

Name	Value Of Grant At Maximum Payout For Awards Valued As Of December 31, 2014	Performance Awards Not Yet Valued As Of December 31, 2014 (# of Shares)
		Threshold	Target	Maximum
Grant Henderson	$62,396	3,938	7,425	18,563
Allen Muhich	$31,198	1,969	3,713	9,281

(3)
The amounts in this column for 2014 represent payments made under the Sales Incentive Plan. Amounts for 2012 and 2013 represent payments made under our prior variable compensation and cash incentive plans.

(4)
The Summary Compensation Table only requires disclosure of above-market or preferential returns on nonqualified deferred compensation. The 2014 Deferred Compensation Table below discloses all earnings under our Non-Qualified Deferred Compensation Plan during 2014. During 2013, the Board approved the termination of the Deferred Compensation Plan. All shares held by the plan were distributed to plan participants in September 2014. Participants in our Non-Qualified Deferred Compensation Plan make voluntary contributions to their accounts and in some cases we make matching contributions to the extent that a participant loses the Company match in our 401(k) plan due to the effect of participation in the Non-Qualified Deferred Compensation Plan. Participants elect to benchmark earnings on their accounts to the performance of third-party investment funds available to them under the Non-Qualified Deferred Compensation Plan. Participants select from among the funds available to them. Earnings are calculated and applied to participant accounts daily and may be positive or negative, based on individual fund performance. Although the funds offered to participants under our Non-Qualified Deferred Compensation Plan differ from those under our 401(k) plan, the number of funds and investment objectives of each fund are similar to those under the 401(k) plan. In accordance with SEC rules and publicly available interpretations of these rules by the staff of the SEC, earnings on deferred compensation invested in third-party investment vehicles, such as mutual funds, need not be reported as compensation on the Summary Compensation Table.

(5)	The table below details the amounts included in the All Other Compensation column for 2014:

	401(k) Contributions	Term Life Insurance Payments	Relocation Expenses	Tax Reimbursement on Relocation Expenses
Brian Bronson	$4,911	$1,080	$0	$0
Allen Muhich	$7,800	$821	$0	$0
Stephen Collins	$3,900	$919	$18,000	$10,279
Keate Despain	$7,800	$786	$0	$0
Grant Henderson (9)	$5,920	$1,031	$0	$0

(6)	Mr. Muhich was no longer an executive officer as of February 17, 2015 and he resigned from the company effective March 6, 2015.

(7)	Mr. Collins joined us on September 30, 2013.

(8)	Mr. Despain was no longer an executive officer as of January 17, 2014 and his employment ceased on February 6, 2015.

(9)
Mr. Henderson was named an executive officer on January 17, 2014. He was no longer an executive officer as of May 8, 2015. Mr. Henderson is a Canadian resident. His salary and 401(k) Contributions included in All Other Compensation reported for 2014 were converted from Canadian dollars to United States dollars at the exchange rate in effect when the payments were made. Those exchange rates ranged from 1.0612 to 1.1725 as obtained from http://www.federalreserve.gov/releases/h10/.

2014
GRANTS OF PLAN BASED AWARDS

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date (1)	Approval Date	Plan (3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Bronson	10/15/2014	10/15/2014	2007				—	249,000	—	3.45	185,704
	Variable Compensation Plan (4)		VCP	225,000	500,000	1,000,000
Allen Muhich	3/21/2014	3/17/2014	LTIP				1,969	7,500	25,000	N/A	12,479
	Variable Compensation Plan (4)		VCP	73,921	164,270	328,539
Stephen Collins	Variable Compensation Plan (4)		VCP	40,958	91,017	182,034
	Sales Commission		SC	N/A	91,000	N/A
Keate Despain	Variable Compensation Plan (4)		VCP	64,484	143,299	286,598
Grant Henderson	1/17/2014	1/17/2014	2007				—	40,000	—	2.79	48,016
	1/17/2014	1/17/2014	LTIP				3,938	15,000	37,500	N/A	24,959
	Variable Compensation Plan (4)		VCP	53,473	118,829	237,657

(1)	Grant Date applies only to grants of equity awards.

(2)
A portion of the amounts included in the Stock Awards column for 2014 are performance awards under the LTIP. The grant date fair value for these performance awards is determined at the date when the performance measures for 2014 were set and is based on the probable outcome of the performance conditions at the target outcome as of each such date. As of December 31, 2014, 50 percent of the 2014 awards to be earned in the first half and 51 percent of the 2014 awards to be earned in the second half were estimated to be probable of achievement at the target outcome of the performance conditions as of each date when the performance measures were set. The table below details the maximum potential value of the 2014 awards as of each date when such performance conditions were determined. The table below includes the number of shares that may be paid out pursuant to such awards once the performance conditions for such award periods have been established.

Name	Value Of Grant At Maximum Payout For Awards Valued As Of December 31, 2014	Performance Awards Not Yet Valued As Of December 31, 2014 (# of Shares)
		Threshold	Target	Maximum
Grant Henderson	$62,396	3,938	7,425	18,563
Allen Muhich	$31,198	1,969	3,713	9,281

(3)	The plans in this column represent:

•	“2007” is the 2007 Stock Plan

•	“LTIP” is the Long-Term Incentive Plan

•	“VCP” is the Variable Compensation Plan

•	"SC" is the Sales Commission Plan

(4)
Represents the possible payout range during the 2014 fiscal year for the Variable Compensation Plan based on annualized base pay and variable target as of December 31, 2014. The 2014 non-GAAP operating income target was below the pre-determined threshold level and therefore no variable compensation funding was earned and no payments were made to management.

Narrative Description of Additional Material Factors -- Summary Compensation Table & 2014 Grants of Plan-Based Awards Table

Equity Incentive Plans: Stock option grants were made under the 2007 Stock Plan. Performance share awards were made under the LTIP. Except for the option grant to Mr. Bronson in 2014, grants of stock options become exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant. The term of each option grant is seven years. Mr. Bronson's option grant represented the cancellation by mutual agreement of a stock option for 249,000 shares with an original grant date of September 6, 2013 and the grant of new options on the same terms and conditions. Under the terms of the option award, 31,777 shares immediately vested and the remainder will vest at a rate of 9,444 shares, cumulatively, on the 6th day of each month after the date of grant, and the option will become fully exercisable on September 6, 2016. The expiration date of the grant is September 6, 2020.

The vesting of the performance share awards under the LTIP will be determined upon us reaching semi-annual performance targets tied to specific stretch goals. Under the LTIP, first half and second half 2014 performance targets were weighted 30% on the achievement of design win objectives and 70% on the achievement of planned non-GAAP operating income and inventory levels. Performance targets for performance share awards under the LTIP for performance periods in 2014 are determined at or before the time of grant by the Committee.

The grant dates for equity awards during 2014 were established by the Committee during meetings prior to each grant date.

Non-Equity Incentive Plans: We maintain the Variable Compensation Plan in which executive officers are eligible for potential incentive payments dependent upon the level of achievement of non-GAAP operating income and other stated corporate goals and department/individual performance goals.

The actual incentive payouts for 2014 were calculated semi-annually. The 2014 non-GAAP operating income target was below the pre-determined threshold level and therefore $0 variable compensation funding was earned and no payments were made to management.

For a more complete description of the salary, equity incentive plans, non-equity incentive plans, and special incentive bonuses for each named executive officer, see "Compensation Discussion and Analysis."

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable		Unexercisable
Brian Bronson	50,665	(1)	198,335	(1)	—	3.45	9/6/2020	5,775	(21)	13,514	37,500	(24)	87,750
	91,000	(2)	—		—	3.45	9/6/2020	3,559	(22)	8,328
	103,000	(3)	206,000	(3)	—	2.98	1/1/2020
	160,667	(4)	80,333	(4)	—	3.15	10/2/2019
	17,748	(5)	6,827	(5)	—	3.15	10/2/2019
	30,318	(6)	10,107	(6)	—	3.67	9/4/2019
	11,333	(7)	4,667	(7)	—	7.37	2/1/2019
	21,000	(8)	—		—	8.39	7/8/2018
	14,000	(9)	—		—	8.68	4/1/2018
	33,880	(10)	—		—	9.93	11/10/2017
	71,000	(11)	—		—	7.82	2/9/2016
	47,000	(12)	—		—	9.44	3/17/2015
Allen Muhich	22,916	(2)	32,084	(2)	—	3.45	9/6/2020	1,386	(21)	3,243	13,750	(24)	32,175
	19,555	(14)	12,445	(14)	—	3.95	2/1/2020	924	(22)	2,162
	4,671	(4)	1,797	(4)	—	3.15	10/2/2019
	7,277	(6)	2,425	(6)	—	3.67	9/4/2019
	5,667	(7)	2,333	(7)	—	7.37	2/1/2019
	17,500	(15)	—		—	8.20	5/24/2018
Stephen Collins	26,666	(16)	37,334	(16)	—	3.21	9/30/2020	10,000	(23)	23,400	25,000	(24)	58,500
Keate Despain	27,082	(2)	37,918	(2)	—	3.45	9/6/2020	3,800	(21)	8,892	12,000	(24)	28,080
	28,447	(14)	18,103	(14)	—	3.95	2/1/2020
	19,950	(6)	6,650	(6)	—	3.67	9/4/2019
	2,833	(7)	1,167	(7)	—	7.37	2/1/2019
	14,000	(17)	—		—	6.12	10/1/2018
	7,000	(18)	—		—	9.01	5/9/2018
	5,250	(10)	—		—	9.93	11/10/2017
	10,000	(11)	—		—	7.82	2/9/2016
Grant Henderson	—		40,000	(19)	—	2.79	1/17/2021	1,925	(21)	4,505	13,750	(24)	32,175
	16,666	(2)	23,334	(2)	—	3.45	9/6/2020
	10,106	(6)	3,369	(6)	—	3.67	9/4/2019
	10,500	(17)	—		—	6.12	10/1/2018
	6,300	(10)	—		—	9.93	11/10/2017
	25,000	(20)	—		—	8.92	3/9/2017

(1)
Option granted on 10/15/2014. 31,777 shares were immediately vested and the remainder vesting at a rate of 9,444 shares on the 6th day of each month after the date of grant becoming fully exercisable on 9/6/2016.

(2)
Option granted on 9/6/2013 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(3)	Option granted on 1/1/2013 and becomes exercisable for one-third of the total option shares on each of the first 3 anniversaries of the grant date.

(4)	Option granted on 10/2/2012 and becomes exercisable for one-third of the total option shares on each of the first 3 anniversaries of the grant date.

(5)
Option granted on 10/2/2012 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(6)
Option granted on 9/4/2012 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(7)
Option granted on 2/1/2012 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(8)
Option granted on 7/8/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(9)
Option granted on 4/1/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(10)
Option granted on 11/10/2010 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(11)
Option granted on 2/9/2009 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(12)
Option granted on 3/17/2008 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(13)
Option granted on 6/5/2007 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(14)
Option granted on 2/1/2013 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(15)
Option granted on 5/24/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(16)
Option granted on 9/30/2013 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(17)
Option granted on 10/1/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(18)
Option granted on 5/9/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(19)
Option granted on 1/17/2014 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(20)
Option granted on 3/9/2010 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(21)	Restricted Stock Units granted on 9/4/2012 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(22)	Restricted Stock Units granted on 10/2/2012 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(23)	Restricted Stock Units granted on 10/1/2013 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(24)
The vesting of the performance share awards under the LTIP will be determined upon us reaching semi-annual performance targets tied to specific stretch goals. See "Compensation Discussion and Analysis" for a discussion of these targets. The payout can be up to 125% of target based on maximum achievement if all performance milestones are met at maximum achievement levels. There is an additional accelerator that can increase the maximum payout and achievement level to 250% of target tied to increased stock price. In January 2015, the Committee certified a 47% payout for the December 31, 2014 performance achievement date.

2014 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brian Bronson	—	—	113,557	$340,493
Allen Muhich	—	—	34,790	$105,414
Stephen Collins	—	—	25,800	$75,389
Keate Despain	—	—	40,526	$120,852
Grant Henderson	—	—	25,357	$75,755

Narrative Disclosure Describing Material Factors - 2014 Nonqualified Deferred Compensation

During 2013 the Board approved the termination of the Radisys Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), including in respect of deferrals of compensation under the Deferred Compensation Plan prior to January 1, 2005 (such portion of the Deferred Compensation Plan, the “Grandfathered Plan”).  The Deferred Compensation Plan (other than in respect of the Grandfathered Plan) was terminated effective August 31, 2013 and the Grandfathered Plan was terminated effective September 1, 2014. The distribution of plan assets and participant balances under the Grandfathered Plan took place from September 2014 through January 2015. Participants with an account balance in the Grandfathered Plan were paid out in the form designated by the participant at the time of deferral. All other account balances under the Deferred Compensation Plan were paid out in a lump sum in September 2014. Because Deferred Compensation Plan participants may recognize compensation income earlier than anticipated as a result of the termination of the Deferred Compensation Plan and the associated distribution of account balances in September 2014, the Board amended the Deferred Compensation Plan to permit the Company to provide a 3% discretionary tax allocation based on outstanding balances as of August 2014. Prior to its termination, executives and other select employees were eligible to participate in the Deferred Compensation Plan.  Executive contributions under the Deferred Compensation Plan could be made from salary, sales commission payments and/or cash incentive awards.  A maximum amount of 75% of salary and 75% of sales commission payments and/or cash incentive awards could be deferred. Base salary, cash incentive awards and commission elections apply to compensation earned during the applicable plan year. Employee contributions were credited to the account balance on the date they would otherwise have been paid to the participant.  We only made Company contributions to the Deferred Compensation Plan in situations where such contributions were needed to restore any match lost in the 401(k) plan due to the effect of participation in the Deferred Compensation Plan.  Any such matching contributions were credited as soon as practicable following the end of the plan year.

Participants selected from among the funds available to them. Earnings were calculated and applied to participant accounts daily and could be positive or negative, based on individual fund performance.  Although the funds offered to participants under the Deferred Compensation Plan differed from those of our 401(k) plan, the number of funds and investment objectives of each fund were similar to those of the 401(k) plan.

Aggregate Distributions are any distributions made to a participant during the last fiscal year. Distributions are paid in the form elected by the participant prior to the beginning of each plan year.   The participant may elect to receive payment during employment or upon separation from service. Available forms of payment made during employment were lump sum or annual installments over a maximum of five years. Available forms of payment made following a separation from service are lump sum or annual installments over a maximum of 15 years.

Potential Post-Employment Payments

The Committee has adopted guidelines on severance and change of control agreements to help ensure that written severance or change of control agreements (each, a "Change of Control Agreement") are offered to our executive officers only if special business needs indicate that such agreements are necessary or advisable.

As part of assuming the role of President and Chief Executive Officer, on October 1, 2012, we entered into a Change of Control Agreement with our President and Chief Financial Officer, Brian Bronson. Mr. Bronson's Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Bronson is entitled to receive severance pay in a cash amount equal to 24 months of Mr. Bronson's annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Severance pay that is payable would be made 100 days following the termination date. Upon such termination, and in addition to severance pay, Mr. Bronson is also entitled to receive (i) up to twelve months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and his stock-based incentive compensation plan payout under each other stock-based incentive compensation plan, partial cash-based incentive compensation plan payout, if any and (iii) up to $15,000 for the costs and expenses of any executive outplacement firm. Upon such termination, all stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other similar awards granted to Mr. Bronson shall be immediately exercisable in full in accordance with the applicable provisions of the relevant award agreement and the plan; and any risk of forfeiture included in any restricted stock or other similar award shall immediately lapse. Stock options (other than those considered Incentive Stock Options) and stock appreciation rights shall also be amended to permit Mr. Bronson to exercise such stock options and stock appreciation rights for a period of time equal to the earlier of (i) the period of 180 days after the date of Mr. Bronson's termination; or (ii) the date that each stock option and stock appreciation right would otherwise expire by its original terms had Mr. Bronson not been terminated. Had a triggering event occurred on December 31, 2014, such that Mr. Bronson would become entitled to benefits under his Change of Control Agreement, Mr. Bronson would have been entitled to the payments detailed below.

As part of assuming the role of President and Chief Executive Officer, on October 1, 2012, we entered into an Executive Severance Agreement ("Severance Agreement") with Brian Bronson. Mr. Bronson's Severance Agreement provides that if we terminate his employment (other than for cause, death or disability) or if he terminates his employment with us for good reason and contingent on Mr. Bronson signing a release agreement, Mr. Bronson will be entitled to (i) a payment amount equal to 24 months base pay, (ii) up to twelve months of continued coverage pursuant to COBRA under the Company's group health plan, (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan, (iv) partial cash-based incentive compensation plan payout, if any, and (v) up to $15,000 for the costs and expenses of any executive outplacement firm. Had Mr. Bronson's employment been terminated by us without cause on December 31, 2014, Mr. Bronson would have become entitled to receive the benefits described below.

Brian Bronson	Termination Following a Change of Control		Termination Under Executive Severance Agreement
Severance Payments	$1,000,000		$1,000,000
Performance RSU	$301,640	(1)	$41,240	(2)
Equity Acceleration (3)	$21,842		$0
Health Insurance Benefits	$17,419		$17,419
TOTAL	$1,340,901		$1,058,659

(1) Performance restricted stock units to acquire 128,906 shares under the LTIP would have accelerated and vested. Under the terms of Mr. Bronson's Change of Control Agreement, the LTIP award, as well as other compensation payments paid or payable to the executive that are contingent upon a change of control, would be reduced to avoid triggering excise tax under the parachute payment rules of the Code if such reduction would result in the executive receiving an after-tax amount greater than what would be received if the excise tax were paid.

(2) Represents the value of 17,624 performance RSU shares earned under the LTIP as measured at December 31, 2014.

(3) Options to acquire 506,269 shares would have accelerated and vested with an intrinsic value of $0 as of December 31, 2014. Restricted stock with a market value of $21,842 would have accelerated and vested.

As part of his confirmation as Chief Financial Officer, on February 1, 2013, we entered into a Change of Control Agreement with Allen Muhich. Mr. Muhich's Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Muhich is entitled to receive severance pay in a lump sum cash amount equal to 12 months of Mr. Muhich's annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Muhich is also entitled to receive (i) up to 12 months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Also, upon such termination, all stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other similar awards granted to Mr. Muhich shall be immediately exercisable in full in accordance with the applicable provisions of the relevant award agreement and the plan; and any risk of forfeiture included in any restricted stock or other similar award shall immediately lapse. Stock options (other than those considered Incentive Stock Options) and stock appreciation rights shall also be amended to permit Mr. Muhich to exercise such stock options and stock appreciation rights for a period of time equal to the earlier of (i) the period of 180 days after the date of Mr. Muhich's termination; or (ii) the date that each stock option and stock appreciation right would otherwise expire by its original terms had Mr. Muhich not been terminated. Had Mr. Muhich's employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2014, Mr. Muhich would have become entitled to receive the payment described below.

As part of his confirmation as Chief Financial Officer, on February 1, 2013, we entered into an Executive Severance Agreement with Allen Muhich. If we terminate Mr. Muhich's employment with us other than for cause, death or disability or Mr. Muhich terminates employment with us for good reason and contingent upon Mr. Muhich signing a release agreement, Mr. Muhich is entitled to receive severance pay in a lump sum cash amount equal to 12 months of Mr. Muhich's annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Muhich is also entitled to receive (i) up to 12 months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Had Mr.

Muhich's employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2014, Mr. Muhich would have become entitled to receive the payment described below. Mr. Muhich was no longer an executive officer as of February 17, 2015, and he resigned from the Company effective March 6, 2015. No payments were made under the Executive Severance Agreement.

Allen Muhich	Termination Under Change of Control Agreement		Termination Under Executive Severance Agreement
Severance Payments	$296,400		$296,400
Performance RSU	$110,595	(1)	$15,121	(2)
Equity Acceleration (3)	$5,405		$—
Health Insurance Benefits	$18,463		$18,463
TOTAL	$430,863		$329,984

(1) Performance restricted stock units to acquire 47,263 shares under the LTIP would have accelerated and vested. Under the terms of Mr. Muhich's Change of Control Agreement, the LTIP award, as well as other compensation payments paid or payable to the executive that are contingent upon a change of control, would be reduced to avoid triggering excise tax under the parachute payment rules of the Code if such reduction would result in the executive receiving an after-tax amount greater than what would be received if the excise tax were paid.

(2) Represents the value of 6,462 performance RSU shares earned under the LTIP as measured at December 31, 2014.

(3) Options to acquire 51,084 shares would have accelerated and vested with an intrinsic value of $0 as of December 31, 2014. Restricted stock with a market value of $5,405 would have accelerated and vested.

As a result of his employment with us, on October 23, 2013, we entered into a Change of Control Agreement with Stephen Collins. Mr. Collins' Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Collins is entitled to receive severance pay in a cash amount equal to nine months of Mr. Collins' annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Upon such termination, and in addition to severance pay, Mr. Collins is also entitled to receive (i) up to nine months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Had Mr. Collins' employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2014, Mr. Collins would have become entitled to receive the payments described below.

As a result of his employment with us, on October 23, 2013, we entered into an Executive Severance Agreement with Stephen Collins. If we terminate Mr. Collins' employment with us other than for cause, death or disability or Mr. Collins terminates employment with us for good reason and contingent upon Mr. Collins signing a release agreement, Mr. Collins is entitled to receive severance pay in a lump sum cash amount equal to six months of Mr. Collins' annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Collins is also entitled to receive (i) up to six months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Had Mr. Collins' employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2014, Mr. Collins would have become entitled to receive the payments described below.

Stephen Collins	Termination Under Change of Control Agreement	Termination Under Executive/Severance Agreement
Severance Payments	$202,500	$135,000
Performance RSU (1)	$27,495	$27,495
Health Insurance Benefits	$20,518	$13,678
TOTAL	$250,513	$176,173

(1) Represents the value of 11,750 performance RSU shares earned under the LTIP as measured at December 31, 2014.

As a result of management changes and to support current regulations, on August 1, 2012, we entered into an Executive Severance Agreement with Keate Despain. If we terminate Mr. Despain's employment with us other than for cause, death or disability or Mr. Despain terminates employment with us for good reason and contingent upon Mr. Despain signing a release agreement, Mr. Despain is entitled to receive severance pay in a lump sum cash amount equal to six months of Mr. Despain's annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Despain is also entitled to receive (i) up to six months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Mr. Despain's employment terminated on February 6, 2015. Pursuant to his Severance Agreement, Mr. Despain has received the payments below.

On February 3, 2015, we entered into a Transition Agreement with Mr. Despain. Under the terms of the Transition
Agreement, if Mr. Despain assisted the Company in the transition of his responsibilities and satisfied other conditions, the
Company would reimburse Mr. Despain up to $5,000 of eligible outplacement services. Mr. Despain's employment terminated on February 6, 2015. Pursuant to his Transition Agreement, Mr. Despain has received the payments described below.

Keate Despain	Termination Under Employment/Severance Agreement	Termination Under Transition Agreement
Severance Payments	$136,500	$—
Health Insurance Benefits	$10,634	$—
Career Assistance	$—	$5,000
TOTAL	$147,134	$5,000

As a result of his employment with us, on March 9, 2010, we entered into an Employment Agreement with Grant Henderson. Mr. Henderson's Employment Agreement provides that if we terminate his employment with us (other than for cause), Mr. Henderson is entitled to receive (i) six weeks of notice or the equivalent of six weeks of base salary, or any combination thereof, if termination of employment occurs during the first year of employment; and (ii) an additional six weeks of base salary for each additional completed year of service, up to a total combined maximum of eighteen months. Upon such termination, and in addition to severance pay, Mr. Henderson is also entitled to receive stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Had Mr. Henderson's employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2014, Mr. Henderson would have become entitled to receive the payments described below.

Grant Henderson	Termination Under Employment Agreement
Base Salary	$95,482
Performance RSU (1)	$15,121
TOTAL	$110,603

(1) Represents the value of 6,462 performance RSU shares earned under the LTIP as measured at December 31, 2014.

Assessment of Risk Related to Compensation Policies and Practices
We regularly review and assess our compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The assessment is conducted by management, which reviews both our equity and cash incentive compensation programs for the presence of certain elements that could encourage our employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; the percentage of compensation expense as compared to the business unit's revenues; and the presence of other design features that may serve to mitigate risk taking, such as the use of multiple performance measures, caps on payments and similar features. Management's assessment of our compensation policies is then reviewed by the Committee and discussed with the entire Board in connection with the risk oversight function.
We have concluded that our programs are appropriately tailored to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to us. More specifically, our compensation programs are designed to balance the following elements: compensation that rewards different aspects of short-term and long-term performance; incentive compensation that rewards performance based on a variety of different shared and individual objectives; awards that are paid based on results, awards paid in cash and awards paid in equity, which have a value that depends on long-term shareholder return; and compensation with fixed and variable components, so that executives have both competitive remuneration to encourage retention and opportunities to earn more by successfully executing our business strategy.
In addition, our compensation programs incorporate controls such as caps on potential payouts under incentive plans (to reduce incentives to sacrifice long-term performance for short-term goals). Overall, while risk is a necessary element in any business strategy, we have concluded that our compensation policies and practices, when coupled with our personnel performance and development programs, provide an appropriate balance to encourage superior performance while mitigating excessive risk-taking.

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Securities Exchange Act, as amended, Radisys is providing shareholders an opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
Radisys has a "pay-for-performance" philosophy that forms the foundation of all decisions regarding compensation of Radisys' named executive officers. This compensation philosophy, and the program structure approved by the Compensation and Development Committee, is central to Radisys' ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to "Executive Officer Compensation-Executive Compensation Discussion and Analysis, Section IV for an overview of the philosophy of compensation for Radisys' named executive officers.
We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement including the disclosures under "Executive Officer Compensation-Executive Compensation Discussion and Analysis," the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
This vote is advisory and therefore not binding on Radisys, the Compensation and Development Committee of the Board, or the Board. The Board and the Compensation and Development Committee value the opinions of Radisys shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholder's concerns, and the Compensation and Development Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION AND DEVELOPMENT COMMITTEE
REPORT (1)
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Radisys Corporation annual report on Form 10-K for the year ended December 31, 2014, as amended, and this proxy statement on Schedule 14A.

Lorene K. Steffes, Chair
C. Scott Gibson
Ronald de Lange
Vincent H. Tobkin

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Radisys Corporation (the “Company”) has oversight responsibility relating to the corporate accounting, reporting practices, and the quality and integrity of the Company's financial reports; compliance with legal and regulatory requirements and the maintenance of ethical standards by the Company; the maintenance by the Company of effective internal controls; and independence and performance of the Company's independent registered public accounting firm. The Audit Committee is composed of three non-employee directors and operates under a written charter that it has adopted and approved pursuant to authority delegated to it by the Board. The Audit Committee charter can be accessed at www.radisys.com under Company/Investors/Corporate Governance. Each Audit Committee member meets the independence requirements of Nasdaq listing standards and the Board of Directors has determined that each of the members of the Audit Committee meets the Nasdaq listing standards' regulatory requirements for financial literacy and that each member is an “audit committee financial expert” as defined under the SEC rules.

The Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing those financial statements and internal controls over financial reporting. The Audit Committee acts in an oversight capacity, and its responsibility is to monitor and review these processes. In its oversight role the Audit Committee relies, without independent verification, on:

•
management's representation that the Company's consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and

•	the report of the Company's independent registered public accounting firm, with respect to the Company's consolidated financial statements.

In this context, the Audit Committee held nine meetings in 2014. At each of these meetings, the Audit Committee met with senior members of the Company's financial management team, the Company's counsel and the Company's independent registered public accounting firm. The Audit Committee held private sessions at each of its meetings with the independent registered public accounting firm, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee reviewed with the independent registered public accounting firm the overall scope and plans for their audit, and the results of the audits on the Company's consolidated financial statements and internal controls over financial reporting. The Audit Committee also held private sessions at each of its meetings with the Chief Financial Officer at which candid discussions of financial management, accounting and internal control issues took place.

(1) This Compensation and Development Committee Report, in addition to the section entitled “Audit Committee Report” are not "soliciting material," are not deemed "filed" with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

The Audit Committee reviewed the audited consolidated financial statements for the fiscal year December 31, 2014 with management and its independent registered public accounting firm, including a discussion of the quality, not simply the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. In addressing the quality of management's accounting standards, the Audit Committee sought management's representation that the audited consolidated financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles.
The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, or any successor rule (Communication with Audit Committees). SAS 61 requires the Company's independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's consolidated financial statements, including:

•	their responsibility under U.S. generally accepted auditing standards;

•	significant accounting policies;

•	management judgments and estimates;

•	any significant audit adjustments;

•	any disagreements with management; and

•	any difficulties encountered in performing the audit.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. When considering the independent registered public accounting firm's independence, the Audit Committee discussed whether the independent registered public accounting firm's provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services.
Based on the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for fiscal year December 31, 2014 be included in the Company's annual report on Form 10‑K. The Audit Committee, pursuant to authority delegated to it by the Board, has appointed KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

Hubert de Pesquidoux, Chair
C. Scott Gibson
Lorene K. Steffes

Principal Accounting Fees and Services

Fee Category	Fiscal 2013	Fiscal 2014
Audit Fees	$791,172	$861,599
Audit-Related Fees	$0	$0
Tax Fees	$73,260	$174,372
All Other Fees	$1,650	$1,650
Total Fees	$866,082	$1,037,621

Audit Fees. This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q, Section 404 internal control audit and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of the audit or the review of interim financial statements.

Tax Fees. This category consists of professional services rendered by KPMG for tax compliance and other tax related services. The services for the fees disclosed under this category primarily consist of international tax return preparation, technical consulting and other international tax related services.

All Other Fees. This category consists of KPMG's Accounting Research Online tool.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

 The Audit Committee pre-approved all of the services described above that were provided during 2013 and 2014 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act of 2002. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal auditor's independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be presented to the Audit Committee in writing prior to the commencement of such services. The proposal must include a description and purpose of the services, estimated fees and other terms of the engagement. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant pre-approvals. Any pre-approvals made by the Chairman pursuant to this delegation shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approvals.

PROPOSAL 3: TO RATIFY THE AUDIT COMMITTEE'S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. During the 2014 fiscal year, KPMG LLP served as the Company's independent registered public accounting firm. Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If a majority of the votes cast on this matter are not cast in favor of the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.

Representatives of KPMG LLP will be present at the annual meeting and will be available to respond to appropriate questions. They do not plan to make any statement, but will have the opportunity to make a statement if they wish.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSED RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans as of December 31, 2014. All outstanding awards relate to the Company’s common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,726,522	(1)	$4.94	2,474,867	(2)
Equity compensation plans not approved by security holders (3)	68,944	(4)	5.34	—
Total	3,795,466		$4.95	2,474,867

(1)
Includes 129,251 time-based restricted stock units. Also includes 825,512 performance-based restricted stock units which represents the maximum number of shares that might be earned upon attaining certain performance goals. The number of shares subject to performance-based restricted stock units at threshold levels is 240,162.

(2)
Includes 587,739 of securities authorized and available for issuance in connection with the Radisys Corporation 1996 Employee Stock Purchase Plan. Includes performance-based restricted stock units reserved at the maximum number of shares that might be earned upon attaining certain performance goals.

(3)
Includes 41,250 shares granted under the Radisys Corporation Inducement Stock Plan for CCPU Employees. The CCPU Plan is intended to comply with the Nasdaq Listing Rule 5635(c)(4) which provides an exception to the Nasdaq stockholder approval requirement for the issuance of securities with regard to grants to new Employees of the Company, including grants to transferred Employees in connection with a merger or other acquisition.

(4)	Includes 27,694 stock options assumed as part of the acquisition of Continuous Computing Corporation.

Description of Equity Compensation Plans Not Adopted by Shareholders

Radisys Corporation Inducement Stock Plan for CCPU Employees

On July 5, 2011, the Committee adopted the Radisys Corporation Inducement Stock Plan for CCPU Employees (“CCPU Inducement Stock Plan”) for awards to be made in connection with our acquisition of CCPU. The CCPU Inducement Stock Plan was adopted without shareholder approval in reliance upon the exception provided under the Nasdaq Listing Rule 5635(c)(4) relating to awards granted to new employees of the Company, including grants to transferred employees in connection with a merger or other acquisition. The CCPU Inducement Stock Plan became effective as of July 8, 2011. The CCPU Inducement Stock Plan permits the granting of stock options, restricted stock and restricted stock units. The maximum number of shares of common stock with respect to which awards may be granted is 600,000 shares (subject to adjustment in accordance with the CCPU Inducement Stock Plan). In order to comply with Nasdaq Listing Rule 5635, the awards may only be granted to employees transferred from CCPU in connection with our acquisition of CCPU and in connection with the future hiring of new employees of CCPU by us. Unless sooner terminated by our Board of Directors, the CCPU Inducement Stock Plan will terminate on the tenth anniversary of its effective date of July 8, 2011. The CCPU Inducement Stock Plan provides that the Committee will determine the option price at which common stock may be purchased, but the price will not be less than the fair market value of the common stock on the date the option is granted. The Committee will determine the term of each option, but no option will be exercisable more than seven years after the date of grant. The CCPU Inducement Stock Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the CCPU Inducement Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Committee. The vesting of restricted stock or restricted stock units may be conditioned upon the completion of a specified period of employment, upon attainment of specified performance goals and/or upon such other criteria as the Committee determines.

Sixth Amended and Restated Continuous Computing Corporation 1998 Stock Incentive Plan
On July 8, 2011, in connection with the acquisition of CCPU, each outstanding, unvested option granted under the Sixth Amended and Restated 1998 Continuous Computing Corporation Stock Incentive Plan (as amended, the “CCPU Legacy Plan”) (each such option, a “CCPU Option”) was assumed by the Company and converted into an option to acquire Company common stock at the applicable exchange ratio. Although the CCPU Legacy Plan was suspended at such time and no further awards will be granted under the CCPU Legacy Plan, each outstanding CCPU Option continues to be governed by the terms and conditions of the CCPU Legacy Plan and the applicable award agreement, as modified by the Agreement and Plan of Merger, dated May 2, 2011, by and among the Company, CCPU, Shareholder Representative Services, LLC and Radisys Holdings, Inc. (as amended, the “Merger Agreement”). A portion of the CCPU Options remain subject to certain contingencies associated with the earnout pursuant to Section 6.11 of the Merger Agreement (such options, the “Contingent Assumed Options”). The CCPU Legacy Plan was assumed by the Company without shareholder approval in reliance upon the exception provided under Nasdaq Listing Rule 5635(c)(3). As of December 31, 2013, 131,191 CCPU Options remain outstanding, of which 66,350 were Contingent Assumed Options. The CCPU Options vest over a four year period from the original grant date and have an expiration date of 10 years from the original grant date. The CCPU Legacy Plan also provides that upon a Change in Control (as defined in the CCPU Legacy Plan), to the extent such options have not been assumed, substituted or replaced in accordance with the terms of the CCPU Legacy Plan, all unvested CCPU Options will become fully exercisable thirty (30) days before the effective date of such Change in Control, except that Contingent Assumed Options will not become exercisable until such options have been released in accordance with Section 6.11 of the Merger Agreement.

PROPOSAL 4: TO APPROVE THE RADISYS CORPORATION AMENDED AND RESTATED 2007 STOCK PLAN

We are submitting to our shareholders this proposal to approve the Radisys Corporation 2007 Amended and Restated Stock Plan (the "Restated Plan"). A vote FOR this proposal will also constitute approval of the material terms of the performance goals set forth in the Restated Plan for purposes of Section 162(m) of the Code. The Restated Plan was approved by our Board of Directors on August 4, 2015, subject to shareholder approval.

The purpose of the Restated Plan is to attract and retain the services of directors and selected employees and consultants of the Company or any parent or subsidiary of the Company, by providing means of granting awards of incentive stock options, nonstatutory stock options, stock appreciation rights ("SARs"), restricted stock, performance shares and performance units (collectively, the "Awards"). The Board of Directors believes that long-term incentive awards under the Restated Plan in the form of stock options, restricted stock, or other equity instruments are a highly effective way to link the interests of management and shareholders, and to motivate management to drive longer term shareholder value.

As of July 28, 2015, out of a total of 6,700,000 shares of the Company's common stock reserved for issuance under the Restated Plan, 6,108,420 shares had been issued, leaving 591,580 shares available for issuance. The Board of Directors believes additional shares will be needed under the Restated Plan to provide appropriate incentives to management, employees, and directors as the Company continues to advance it's Software Systems strategy. The Board is further committed to ensuring share grants are tied directly to shareholder value creation by granting performance-based awards subject to stock price appreciation and time-based stock options. Accordingly, in addition to the modifications described below, the Board of Directors is seeking approval by shareholders of the provisions, to reserve an additional 2,350,000 shares for issuance under this plan, thereby increasing the total number of shares of the Company's common stock reserved for issuance under the Restated Plan from 6,700,000 to 9,050,000. In addition, any shares remaining available for grant upon expiration of the LTIP as well as shares subject to outstanding awards under the LTIP that may be forfeited upon termination of employment shall be available for issuance under the Restated Plan. Currently, there are 33,070 shares available for grant under the LTIP and 1,375,000 shares subject to outstanding, unvested awards. If an outstanding LTIP grant does not vest or expires under its terms other than due to forfeiture upon termination of employment, the shares will not be available for future grants.

Summary of Key Changes to the Restated Plan

Below is a summary of the key changes to the Restated Plan:

Increase in Number of Shares. Increase the number of shares under the Restated Plan by 2,350,000.

LTIP Shares. Provide that the 33,070 shares remaining available for grant as well as up to 1,375,000 shares subject to outstanding awards under the LTIP that may be forfeited upon termination of employment will be added to the shares reserved for issuance under the Restated Plan. The Company intends to allow the existing LTIP to expire after the existing grants under the LTIP vest, or expire, at the end of their respective terms.

Change of Fungible Share Ratio. Provide that any shares or units subject to restricted stock, performance shares or performance units with a per share or per unit purchase price lower than 100% of Fair Market Value (as defined in the Restated Plan) on the date of grant shall be counted against the maximum number of shares which may be issued under the plan as one and one-half shares for every one share subject thereto. The plan currently provides a two to one ratio.

Shares Available for Awards. Provide that shares of common stock not issued or delivered as a result of the net settlement of an outstanding SAR may not be made available for issuance as awards under the Restated Plan.

Increase in Share Limits for Awards. Increase the limit for the maximum number of shares that may be subject to an award granted to a participant in any fiscal year to 750,000 shares from 400,000 shares and to 1,500,000 shares from 1,000,000 shares in a participant's first year of service.

Extension of the Term of the Restated Plan. Extend the term of the Restated Plan to expire on September 21, 2025.
Administrative Changes. Make certain administrative changes and clarify certain other matters and make conforming changes as set forth in the Restated Plan.

The text of the Restated Plan is attached hereto as Appendix B and is marked to reflect the proposed changes. The material features of the Restated Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Restated Plan. If the Restated Plan is not approved by our shareholders at the Annual Meeting, then the Company can continue to grant awards under the current plan, and the terms of such current plan will continue in full force and effect, provided that the Company will not be able to grant qualified performance-based compensation under Section 162(m) of the Code.

Description of the Restated Stock Plan

The following paragraphs provide a summary of the principal features of the Restated Stock Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Restated Stock Plan, which is attached hereto as Appendix B. Capitalized terms used herein and not defined shall have the meanings set forth in the Restated Stock Plan.

Purpose. The purpose of the Restated Stock Plan is to attract and retain the services of directors and selected employees and consultants of the Company or any parent or subsidiary of the Company.

Awards. The Restated Stock Plan permits the grant of incentive stock options, non-statutory stock options, SARs, restricted stock (including restricted stock units), performance shares and performance units.

Stock Subject to the Restated Plan. If this proposal to approve the Restated Plan is approved by our shareholders, the number of shares of our common stock reserved for issuance under the Restated Plan will be 9,050,000 shares. In addition, any shares remaining available for grant upon expiration of the LTIP as well as shares subject to outstanding awards under the LTIP that may be forfeited upon termination of employment shall be available for issuance under the Restated Plan. Currently, there are 33,070 shares available for grant under the LTIP and 1,375,000 shares subject to outstanding, unvested awards. If an outstanding LTIP grant does not vest or expires under its terms other than due to forfeiture upon termination of employment, the shares will not be available for future grants.  The additional authorized shares will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after the shareholder approval.

Any shares subject to options or SARs will be counted against the numerical limits of the Restated Plan as one share for every share subject thereto. If the Restated Plan is approved by our shareholders, any shares or units subject to restricted stock, performance shares or performance units with a per share or per unit purchase price lower than 100% of fair market value on the date of grant will be counted against the numerical limits of the Restated Plan as one and one-half shares for every one share and, if returned to the Restated Plan, will be returned to the Restated Plan as one and one-half shares for every one share returned to the Restated Plan.
Unpurchased, forfeited or repurchased shares will remain available for future grants under the Restated Plan. With respect to SARs, if the Restated Plan is approved by our shareholders, when a stock-settled SAR is exercised, the shares subject to the SAR agreement will be counted against the number of shares available for future grant or sale under the Restated Plan, regardless of the number of shares used to settle the SAR upon exercise. The Restated Plan does not permit shares used to pay the exercise price of an option or withheld for taxes to be added back to the shares available for future grants.
Administration. The Restated Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). Our Compensation and Development Committee is the current Administrator. Subject to the provisions of the Restated Plan, the Administrator has the authority to: (1) interpret the Restated Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the Restated Plan, (3) select the persons to whom Awards are to be granted, (4) subject to limitations of the Restated Plan as applicable to each type of Award, determine the number of shares to be made subject to each Award, (5) determine whether and to what extent Awards are to be granted, (6) determine the terms and conditions applicable to Awards generally and to each individual Award (including the provisions of the Award agreement), (7) amend any outstanding Award subject to applicable legal restrictions, (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Award, (9) approve forms of Award agreement for use under the Restated Plan, (10) allow participants to satisfy withholding tax obligations by electing to have us withhold from the shares or cash to be issued upon exercise or vesting of an Award that number of shares or cash having a fair market value equal to the minimum amount required to be withheld, (11) determine whether Awards (other than options or SARs) will be adjusted for dividend equivalents, (12) impose restrictions, conditions or limitations as to the timing and manner of any resales or other subsequent transfers by a participant of any shares issued as a result of or under an Award, and (13) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the Restated Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of Awards and on all persons deriving their rights therefrom.
Eligibility to Receive Awards. The Restated Plan provides that performance shares, performance units, restricted stock (including restricted stock units), SARs and non-statutory stock options may be granted to employees, consultants or directors. Incentive stock options may be granted only to our employees. As of July 28, 2015, approximately 700 employees of the Company were eligible to receive Awards. References in this summary to "employment" and "termination of employment" shall, with respect to consultants and outside directors, mean their period of service and the termination of their period of service with us and our subsidiaries.
Share Limits for Awards. In order to satisfy the requirements of Section 162(m) of the Code, the maximum number of shares that may be subject to options and SARs granted to a participant in any fiscal year will equal 750,000 shares, except that the limit will be 1,500,000 shares in the participant's first fiscal year of service. The maximum number of shares that may be subject to restricted stock, performance shares or performance units granted to a participant in any fiscal year will equal 750,000 shares, except that the limit will be 1,500,000 shares in the participant's first fiscal year of service.
Code Section 162(m) Performance Goals. We have designed the Restated Plan so that it permits us to issue Awards that qualify as performance-based under Section 162(m) of the Code. The performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue, (b) asset management, (c) earnings per share, (d) net income, (e) operating cash flow, (f) operating margins, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales, (k) total shareholder return, and (l) earnings before interest, taxes, depreciation and amortization, or such similar objectively determinable financial or other measures adopted by the Administrator. The performance goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period or to one or more peer companies or an index of peer companies. The measures which constitute the performance goals may, at the discretion of the Administrator, be based on pro forma numbers and may, as the Administrator specifies, either include or exclude the effect of payment of the Awards under the Restated Plan and any other of our incentive compensation plans. The performance goals may differ from participant to participant and from Award to Award. In establishing a performance goal, the Administrator may provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of performance goal performance to exclude (i) any unusual and infrequent non-recurring items as described in "Management's Discussion and Analysis of Financial Conditions and Results of Operations" section in our annual report on Form 10-K for the applicable year, or (ii) the effect of any changes in accounting principles affecting our reported business results as a whole or a business unit's reported results
Term of Plan. If this proposal to approve the Restated Plan is approved by our shareholders, the Restated Plan shall continue in effect for a term of 10 years after September 21, 2015.
No Repricing. The Restated Plan prohibits repricing of options and SARs, including by way of an exchange for another Award, unless shareholder approval is obtained.
Terms and Conditions of Stock Options. Each option granted under the Restated Plan will be subject to the following terms and conditions:

•
Exercise Price. The Administrator sets the exercise price of the shares subject to each option, provided that the exercise price cannot be less than 100% of the fair market value of our common stock on the option grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our subsidiaries (a "10% Shareholder").

•	Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. Payment may generally be made in any method permitted by applicable law.

•
Exercise of the Option. Each option agreement will specify the term of the option and the date when the option is to become exercisable. The Restated Plan provides that in no event shall an option granted under the Restated Plan be exercised more than 7 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Shareholder, the term of the option shall be for no more than 5 years from the date of grant.

•
Termination of Employment. If a participant's employment terminates for any reason (other than death or permanent disability), all options held by such participant under the Restated Plan expire upon the earlier of such period of time as is set forth in his or her option agreement or the expiration date of the option. In the absence of a specified time in the option agreement, the option will remain exercisable for three months following the participant's termination. The participant may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

•
Permanent Disability. If a participant is unable to continue employment as a result of permanent and total disability (as defined in the Code), all options held by such participant under the Restated Plan expire upon the earlier of twelve months after the date of termination of the participant's employment or the expiration date of the option. The participant may exercise all or part of his or her options at any time before such expiration to the extent that such options were exercisable at the time of termination of employment.

•
Death. If a participant dies while employed by us, all options held by such participant under the Restated Plan expire upon the earlier of twelve months after the participant's death or the expiration date of the option. The executor or other legal representative of the participant may exercise the participant's options at any time before such expiration.

•
ISO Limitation. If the aggregate fair market value of all shares subject to a participant's incentive stock option that are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-statutory stock options.

•	No Dividend Equivalent Rights. Upon exercise of an option, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

Stock Appreciation Rights. Each SAR granted under the Restated Plan will be subject to the following terms and conditions:

•
Exercise Price and other Terms. The Administrator sets the exercise price and term of SARs granted under the Restated Plan, provided that no SAR may have a term of more than 10 years from the date of grant and provided further that the exercise price per share of a SAR cannot be less than 100% of the fair market value per share of our common stock on the SAR grant date.

•
Exercise of the SAR. Upon exercise of an SAR, a participant will be entitled to the following amount: (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised.

•	Form of Consideration. Upon the exercise of an SAR, payment may be in cash, shares or a combination thereof.

•
Termination of Employment. If a participant's employment terminates for any reason (other than death or permanent disability), all SARs held by such participant under the Restated Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for three months following the participant's termination. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of employment.

•
Permanent Disability. If a participant is unable to continue employment as a result of permanent and total disability (as defined in the Code), all SARs held by such participant under the Restated Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for 12 months following the participant's termination. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of employment.

•
Death. If a participant dies while employed by us, all SARs held by such participant under the Restated Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for 12 months following the participant's death. The executor or other legal representative of the participant may exercise the participant's SAR at any time before such expiration.

Restricted Stock. Each share of restricted stock granted under the Restated Plan will be subject to the following terms and conditions:

•
Restrictions. The Administrator sets the conditions upon which the grant, vesting or issuance of restricted stock is conditioned. Such conditions will typically be based principally or solely on continued provision of services but may include a performance-based component.

Restricted Stock Units. Restricted stock may also be granted in the form of restricted stock units. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to restricted stock units or the cash payable thereunder.
 Performance Shares. Each performance share granted under the Restated Plan will be subject to the following terms and conditions:

•
Grant. Performance shares will be granted in the form of units to acquire shares of our common stock. Each unit will be the equivalent of one share of our common stock for purposes of determining the number of shares subject to an Award. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the performance units.

•
Performance Milestones. The Administrator sets the conditions upon which the grant or vesting of performance shares is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based milestones but may include a service-based component.

Performance Units. Each performance unit granted under the Restated Plan will be subject to the following terms and conditions:

•
Grant. Performance units will be granted in the form of units to acquire shares of our common stock. Each unit will be the cash equivalent of one share of our common stock, and will be settled in cash in an amount equivalent to the fair market value of the underlying shares as of the vesting date. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to performance units or the cash payable thereunder.

•
Performance Milestones. The Administrator sets the conditions upon which the grant or vesting of performance units is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based milestones but may include a service-based component.

Compliance with Code Section 409A. To the extent that the Administrator determines that any Award granted under the Restated Plan is subject to Section 409A of the Code, it is intended that the Restated Plan incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that the Award Agreement and the Restated Plan be interpreted and construed in compliance with Section 409A and the Treasury Regulations and other interpretive guidance issued under Section 409A.
Material Federal Income Tax Consequences
The U.S. federal income tax consequences of Awards under the Restated Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an Award or the disposition of shares of our common stock acquired as a result of an Award. The Restated Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonstatutory Stock Options. The grant of a non-statutory stock option with an exercise price equal to the fair market value of our stock on the date of grant has no immediate federal income tax effect. The participant will not recognize any taxable income and we will not receive a tax deduction.
When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.
When the participant sells the shares of our common stock obtained from exercising a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options. When a participant is granted an incentive stock option, or when the participant exercises the incentive stock option, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.
 If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-statutory stock option, and the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. We will only receive a tax deduction if the shares are disposed of during this period. The deduction will be equal to the amount of taxable income the participant recognizes.
Stock Appreciation Rights. Where SARs are granted with an exercise price equal to the fair market value of our stock on the grant date, the participant will recognize taxable income upon the exercise of the right equal to the fair market value of the stock or cash received upon such exercise. If the participant receives shares of our stock, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).
If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.
Restricted Stock. Generally, a participant who receives restricted stock will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days of his or her receipt of the restricted stock award to recognize taxable income, as of the date the participant receives the Award, equal to the excess, if any, of the fair market value of the stock on the date the Award is granted over any amount paid by the participant in exchange for the stock.
The participant's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested.
If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on stock that has not vested.
Restricted Stock Units, Performance Shares and Performance Units. Generally, the participant who receives a restricted stock unit, performance share or performance unit structured to conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant. If the restricted stock unit, performance share or performance unit does not conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) then, in addition to the tax treatment described above, the participant will owe an additional 20% tax and premium interest tax.
If the participant receives shares of our stock in settlement of a restricted stock unit, performance share or performance unit, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).
If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.
Section 409A. Section 409A of the Code covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the recipient of deferred compensation, including employees, consultants and directors, for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation. Section 409A of the Code does not apply to incentive stock options, non-statutory stock options and SARs (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to restricted stock units, performance units and performance shares.
Section 162(m). As described above, Awards may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve the Company's federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers. To qualify, options and other Awards must be granted by a committee consisting solely of two or more "outside directors" (as defined under applicable regulations) and satisfy the limit on the total number of shares of our common stock that may be awarded to any one participant during any fiscal year. In addition, for Awards other than options and SARs (that are not discounted) to qualify, the grant, issuance, vesting or retention of the Award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more "outside directors".
Recommendation by the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE RADISYS CORPORATION AMENDED AND RESTATED 2007 STOCK PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

In July 2011, Radisys acquired CCPU pursuant to the Merger Agreement, resulting in a change in the Company's senior leadership and a redefined business strategy. The aggregate consideration to be paid to the former shareholders of CCPU pursuant to the terms of the Merger Agreement was approximately $100,985,855. In addition to consideration paid to shareholders of CCPU at the closing of the acquisition, we were required, pursuant to the terms of the Merger Agreement, to (i) deposit shares of the Company's common stock (“Escrow Stock Consideration”) into an escrow account (the “Escrow Account”) to serve as security for indemnification obligations of the Company and as security for certain amounts that may be required to be reimbursed to us pursuant to the Merger Agreement and (ii) make certain earn-out payments (the “Earn-Out Payments;” and together with the Escrow Stock Consideration, the “CCPU Share Consideration”) to the former CCPU shareholders based on the amount of royalty revenues generated by a specific set of contracts associated with CCPU's Trillium products recognized over a period of 36 months beginning on August 1, 2011 (the “Commencement Date”). At the time of the closing of the transactions contemplated by the Merger Agreement, the Escrow Stock Consideration had approximate dollar value of $11,279,885 while the approximate dollar value of the Earn-Out Payments was estimated to be $10.8 million based on the Company's estimate of eligible future royalty revenues over the earn-out period.

Pursuant to the terms of the Merger Agreement, (i) subject to any indemnification claims made against Radisys, one-half of the Escrow Stock Consideration was released to CCPU shareholders on July 8, 2012 with the remainder released on January 8, 2013 and (ii) we will make Earn-Out Payments in cash in three installments following the 18-, 24- and 36-month anniversaries of the Commencement Date (as defined in the Merger Agreement) in each case equal to the amount of such royalty revenues during the immediately preceding 18-month, six-month or 12-month period, as applicable, except that, in lieu of making any and all Earn-Out Payments, we were permitted to elect, at any time prior to the fifth business day following the determination of any Earn-Out payment to be paid with respect to the first 18-month period, to make a one-time payment in cash and/or, subject to certain share issuance requirements, shares of the Company's common stock with a combined aggregate value of $15,000,000. The Company did not elect to make such payment.

The transactions contemplated by the Merger Agreement were approved unanimously by the Board of Directors.

Amit Agarwal, our former Vice President and General Manager, Software and Solutions, was previously the Chief Operating Officer of CCPU, who joined us following the acquisition of CCPU. He was no longer an executive officer and his employment ceased on January 17, 2014. The approximate dollar value of Mr. Agarwal's interest in the transactions contemplated by the Merger Agreement is summarized below:

Name	Merger Consideration Received in Cash-2011 (1)	Merger Consideration Received in Radisys Shares-2011 (1)	Assumed Stock Options (Intrinsic Value) (2)	Escrow Merger Consideration Received in Shares - 2012 & 2013	Contingent Merger Consideration (Cash) (3)	Contingent Assumed Stock Options (Intrinsic Value) (4)	Total
Amit Agarwal	$423,987	$105,655	$141,178 (4)	$92,594 (5)	$14,176	$1,245	$777,590

(1)	Valued at $8.39, which is the closing price of our stock on the closing date of the merger.

(2)
Intrinsic value represents the aggregate market value on the closing date of the merger less the aggregate exercise price and includes stock options for which exercisability is subject to the attainment of time-based vesting schedule and the payment of contingencies pursuant to Section 6.11 of the Merger Agreement.

(3)	Represents earn-out payments and payments under the Holder Representative Fund which were subject to timing described above.

(4)
On July 8, 2012 and January 8, 2013, escrow was released and assumed options subject to the escrow ceased to be contingent. Assumed option shares subject to escrow had an intrinsic value of $15,523.81 and $6,396.46, respectively. On April 12, 2013, October 18, 2013 and October 18, 2014, earnout distributions were released and a portion of assumed options subject to earnout ceased to be contingent. On those dates, assumed option shares subject to earnout had an intrinsic value of $878.63, $93.14 and $261.60, respectively.

(5)	On July 8, 2012 and January 8, 2013, escrow was released. Such shares had a value of $62,425 and $30,169, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of the reports received by the Company during and with respect to fiscal year 2014 and on written representations of certain reporting persons, no director, executive officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act.

HOUSEHOLDING OF MATERIALS

We participate, and some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of the Notice may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of the Notice or this Proxy Statement and its annual report to any shareholder upon request by writing or calling the Company at the following address or phone number: Radisys Corporation, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Investor Relations or by calling (503) 615-7797. Any shareholder who wants to receive separate copies in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Our bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary. The bylaws prescribe the information to be contained in any such notice. To be timely, a shareholder's notice must be delivered to or mailed and received by the Corporate Secretary not less than 90 days nor more than 120 days before the annual meeting, provided, however, that if less than 100 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the date of the meeting was mailed or public disclosure was made. The Company's 2016 annual meeting of shareholders is expected to be held on or about May 27, 2016, although this may change in the discretion of our board of directors. Any notice relating to a shareholder proposal for the 2016 annual meeting, to be timely, must be received by the Company between January 28, 2016 and February 27, 2016. Shareholders wishing to submit proposals in compliance with Rule 14a-8 of the Exchange Act, for inclusion in the Company's proxy statement for the 2016 annual meeting of shareholders must deliver their proposals to our executive offices not later than April 12, 2016, which is 120 days before the anniversary of August 10, 2015, this year's mailing date.

DISCRETIONARY AUTHORITY

Although the Notice of the annual meeting of shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

Appendix A

Companies Included in the Radford Global Technology Survey Revenue Cut $200-$499.9 Million

ACCURAY	FORRESTER RESEARCH	NXSTAGE MEDICAL
ADVENT SOFTWARE	GENOMIC HEALTH	OPERA SOFTWARE ASA
AFFYMETRIX	GSI GROUP	ORTHOFIX
ALPHA & OMEGA SEMICONDUCTOR	GT ADVANCED TECHNOLOGIES	PALO ALTO NETWORKS
ALPHATEC SPINE	GUIDEWIRE SOFTWARE	PANDORA MEDIA
API TECHNOLOGIES	HARMONIC	PHOTRONICS
APPLIED MICRO CIRCUITS	HEARTWARE	POWER INTEGRATIONS
ASPEN TECHNOLOGY	HOMEAWAY	PROGRESS SOFTWARE
AVG TECHNOLOGIES NV	HUTCHINSON TECHNOLOGY	QAD
AVIAT NETWORKS	ICANN	QLOGIC
BAE SYSTEMS APPLIED INTELLIGENCE	ICU MEDICAL	RAMBUS
BARRACUDA NETWORKS	IMAX	REALNETWORKS
BLINKX	INFOBLOX	REALPAGE
BROOKS AUTOMATION	INSULET	RETAILMENOT
CABOT MICROELECTRONICS	INTEGRATED DEVICE TECHNOLOGY	ROCKET FUEL
CAFEPRESS.COM	INTERACTIVE INTELLIGENCE	ROSETTA STONE
CALIX	INTERDIGITAL	RPX CORPORATION
CALYPSO TECHNOLOGY	INTRALINKS	RUCKUS WIRELESS
CAVIUM	IRIDIUM SATELLITE	SERVICENOW
CHEGG	IROBOT	SERVICESOURCE
COGNEX	IXIA	SHORETEL
COMMVAULT SYSTEMS	KOFAX	SIERRA WIRELESS
COMSCORE	LATTICE SEMICONDUCTOR	SILICON IMAGE
CORESITE	LIFELOCK	SILVER SPRING NETWORKS
COSTAR GROUP	M/A-COM TECHNOLOGY SOLUTIONS	SOLARWORLD AG
DEALERTRACK	MANHATTAN ASSOCIATES	SONUS NETWORKS
DEMAND MEDIA	MEDIDATA SOLUTIONS	SPIRENT COMMUNICATIONS
DIGITAL RIVER	MELEXIS	SYNCHRONOSS TECHNOLOGIES
EMULEX	MELLANOX TECHNOLOGIES	TIVO
ENPHASE ENERGY	MERIT MEDICAL	TYLER TECHNOLOGIES
ENTROPIC COMMUNICATIONS	MICREL SEMICONDUCTOR	UNITED ONLINE
EPSON ELECTRONICS AMERICA - SJ	MILLENNIAL MEDIA	US AUTO PARTS NETWORK
EXACTECH	MOVE.COM	VEECO INSTRUMENTS
EXPONENT	MULTIMEDIA GAMES	VOLCANO
EXTREME NETWORKS	NATUS MEDICAL	WORKDAY
FINANCIAL ENGINES	NETSCOUT SYSTEMS	XEROX INTERNATIONAL PARTNERS
FORMFACTOR	NETSUITE	YELP

A-1

Appendix B

Radisys Corporation
Amended and Restated 2007 Stock Plan2
[(As amended through September 22, 2014)]
1.Purposes of the Plan. The purpose of this 2007 Stock Plan (the “Plan”) is to enable Radisys Corporation (the “Company”) to attract and retain the services of Directors and selected Employees and Consultants of the Company or any Parent or Subsidiary of the Company. Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Performance Units, as determined by the Administrator at the time of grant.

2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(c)“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Performance Units.

(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)“Awarded Stock” means the Common Stock subject to an Award.

(f)“Board” means the Board of Directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h)“Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(i)“Common Stock” means the common stock of the Company.

(j)“Company” means Radisys Corporation.

(k)“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

(l)“Director” means a member of the Board.

(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n)“Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award (other than an Option or an SAR) held by such Participant.

(o)“Effective Date” means March 21, 2007.

(2) Underscored text is new, text in brackets is to be deleted.

(p)“Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed 90 calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st calendar day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq Global Select Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s)“Fiscal Year” means a fiscal year of the Company.

(t)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

(w)“Outside Director” means a Director who is not an Employee.

(x)“Option” means a stock option granted pursuant to the Plan.

(y)“Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(z)“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)“Participant” means the holder of an outstanding Award granted under the Plan.

(bb)    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue, (b) asset management, (c) earnings per share, (d) net income, (e) operating cash flow, (f) operating margins, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales, (k) total stockholder return and (l) earnings before interest, taxes, depreciation and amortization, or such similar objectively determinable financial or other measures as may be adopted by the Administrator. The Performance Goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period or to one or more peer companies or an index of peer companies. The measures which constitute the Performance Goals may, at the discretion of the Administrator, be based on pro forma numbers and may, as the Administrator specifies, either include or exclude the effect of payment of the Awards under this Plan and any other incentive compensation plans of the Company. The Performance Goals may differ from Participant to Participant and from Award to Award. In establishing a Performance Goal, the Administrator may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal performance to exclude (i) any [extraordinary] unusual and infrequent non-recurring items as described in [Accounting Principles Board Opinion No. 30 and/or in] management's discussion and analysis of financial conditions and results of operations appearing in the Company's annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company's or a business unit's reported results.

(cc)    “Performance Share” means Shares granted pursuant to Section 12 of the Plan.

(dd)    “Performance Unit” means performance units granted pursuant to Section 13 of the Plan.

(ee)    “Plan” means this Amended and Restated 2007 Stock Plan.

(ff)    “Restricted Stock” means Shares granted pursuant to Section 11 of the Plan.

(gg)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh)    “Service Provider” means an Employee, Consultant or Director.

(ii)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(jj)    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 10 hereof.

(kk)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is [6,700,000] 9,050,000 Shares[.]; provided that (i) the 1,375,000 shares that are subject to outstanding awards under the Radisys Corporation Long-Term Incentive Plan (as amended, the "LTIP"), and are forfeited by a participant under such plan on account of such participant's termination of employment with the Company; and (ii) the 33,070 shares that remain available for issuance under the LTIP upon its termination, shall become available for future grant or sale under the Plan,

Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one share for every share subject thereto. Any Shares or units subject to Restricted Stock, Performance Shares or Performance Units with a per share or per unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as [two]one and one-half Shares for every one Share subject thereto and, if returned to the Plan pursuant to the last paragraph of this Section, shall be returned to the Plan as [two]one and one-half Shares for every one Share returned to the Plan.

The Shares may be authorized, but unissued, or reacquired Common Stock.
If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Performance Units is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when a stock-settled SAR is exercised, the Shares subject to the SAR Award Agreement shall be counted against the number of Shares available for future grant or sale under the Plan, regardless of the number of Shares used to settle the SAR upon exercise[; provided, however, if some of the Shares subject to the SAR Award Agreement are not issued upon the net exercise or net settlement of such SAR, such Shares shall become available for future grant or sale under the Plan]. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, if unvested Shares of Restricted Stock, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option and Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan.
4.Administration of the Plan.
(a)Procedure.

(i)Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan;
(ii)to select the Service Providers to whom Awards may be granted hereunder;

(iii)to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

(iv)to determine the number of Shares to be covered by each Award granted hereunder;

(v)to approve forms of agreement for use under the Plan;

(vi)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)to construe and interpret the terms of the Plan and Awards;

(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)to modify or amend each Award (subject to Section 9(c) and Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(x)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)to allow Participants to satisfy all or part of their withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)to determine the terms and restrictions applicable to Awards;

(xiii)to determine whether Awards (other than Options or SARs) will be adjusted for Dividend Equivalents;

(xiv)to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xv)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.Eligibility. Performance Shares, Performance Units, Restricted Stock, Stock Appreciation Rights, and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant's right or the Company's or Subsidiary's right, as the case may be, to terminate such employment at any time, with or without cause or notice.

7.Code Section 162(m) Provisions.

(a)Option and SAR Annual Share Limit. The maximum number of Shares that may be subject to Options and Stock Appreciation Rights granted to a Participant in any Fiscal Year shall equal [400,000] 750,000 Shares; provided, however, that such limit shall be [1,000,000] 1,500,000 Shares in the Participant's first Fiscal Year of Company service.

(b)Restricted Stock, Performance Shares and Performance Units Annual Limit. The maximum number of Shares that may be subject to Restricted Stock, Performance Shares or Performance Units granted to a Participant in any Fiscal Year shall equal [400,000] 750,000 Shares; provided, however, that such limit shall be [600,000] 1,500,000 Shares in the Participant's first Fiscal Year of Company service.

(c)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d)Changes in Capitalization. The numerical limitations in Section 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 16(a).

8.Term of Plan. The Plan shall become effective on the Effective Date; provided, however, that, if the Plan is not approved by the stockholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect. The Plan shall continue in effect for a term of 10 years after [the Effective Date] September 21, 2015.

9.Stock Options.

(a)Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than 7 years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no longer than five years from the date of grant.

(b)Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(c)No Repricing. Subject to Section 16, the exercise price for an Option may not be reduced without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(d)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

(e)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i)cash;

(ii)check;

(iii)other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(v)subject to compliance with Code Section 409A, a reduction in the amount of any Company liability to the Participant;

(vi)any combination of the foregoing methods of payment; or

(vii)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; provided, however, that in no case will loans be permitted as consideration for exercising an Option hereunder.

(f)Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan.
Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
(g)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)Disability. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option for 12 months following the Participant's termination (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised for 12 months following the Participant's death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(j)ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which becomes exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(j), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

10.Stock Appreciation Rights.

(a)Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)Exercise Price and other Terms. Subject to Section 7(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, no SAR may have a term of more than 10 years from the date of grant, and provided further, the exercise price per Share of a SAR shall be no less than 100% of the Fair Market Value per Share on the date of grant of the SAR. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the SAR as well as a SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c)Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)the number of Shares with respect to which the SAR is exercised.

(d)Payment Upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e)SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Award Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Award Agreement). In the absence of a specified time in the SAR Award Agreement, the SAR shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h)Disability. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Award Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Award Agreement). In the absence of a specified time in the SAR Award Agreement, the SAR shall remain exercisable for 12 months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i)Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant's death within such period of time as is specified in the SAR Award Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Award Agreement), by the personal representative of the Participant's estate or by the person(s) to whom the SAR is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Award Agreement, the SAR shall remain exercisable for 12 months following the Participant's death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

11.Restricted Stock.

(a)Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock. Restricted Stock may be granted in the form of restricted stock units that are not issued until the vesting conditions are satisfied. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, Awards of restricted stock units will be settled no later than two and one-half months after the end of the calendar year in which such Award vests.

(b)Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the Award. Any certificates representing the Shares of Restricted Stock awarded shall bear such legends as shall be determined by the Administrator.

(c)Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than 10 years following the date of grant.

12.Performance Shares.

(a)Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share Award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, Awards of performance share units will be settled no later than two and one-half months after the end of the calendar year in which such Award vests.

(b)Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Performance Shares are awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Share agreement as a condition of the Award. Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.

(c)Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

13.Performance Units.

(a)Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in cash in an amount equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, Awards of performance share units will be settled no later than two and one-half months after the end of the calendar year in which such Award vests.

(b)Number of Performance Units. Subject to Section 7(b) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c)Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the Award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d)Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

14.Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of Awards shall be suspended during any other unpaid leave of absence.

15.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, no Option shall in any event be transferable for value.

16.Adjustments Upon Changes in Capitalization.

(a)Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, the limit on the number of Shares that may be issued in conjunction with Restricted Stock, Performance Shares and Performance Units under Section 3, and the 162(m) Fiscal Year share issuance limits under Sections 7(a) and (b) hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until 10 calendar days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c)Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a “Transaction”), the Board shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(i)Outstanding Awards shall remain in effect in accordance with their terms.

(ii)Each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the Transaction the Participant's status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in such Award and, with respect to Options and SARs, shall have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. The amount, type of securities subject thereto and, if applicable, exercise price of the assumed or substituted Awards shall be determined by the Board, taking into account the relative values of the companies involved in the Transaction and the exchange ratio, if any, used in determining shares of the successor corporation, or Parent or Subsidiary thereof, to be issued to holders of Shares. Unless otherwise determined by the Board and except as otherwise provided above with respect to Outside Directors, the assumed or substituted Awards shall be vested only to the extent that the vesting requirements relating to Awards granted hereunder have been satisfied.

(iii)The Board shall provide a 30 calendar-day period prior to the consummation of the Transaction during which outstanding Options and SARs may be exercised to the extent then exercisable, and upon the expiration of such 30 calendar-day period, all unexercised Options and SARs shall immediately terminate. The Board may, in its sole discretion, accelerate the exercisability of Options and SARs so that they are exercisable in full during such 30 calendar-day period. The Board may also, in its sole discretion, accelerate the vesting of Restricted Stock, Performance Share or Performance Unit Awards.

17.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator; provided, however, the date of grant of an Option shall be the date when the Option is granted and its exercise price is set, consistent with Applicable Laws and applicable financial accounting rules. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18.Amendment and Termination of the Plan.

(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. With respect to any Participant or Service Provider who is resident outside of the United States, the Administrator may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law, to meet the goals and objectives of the Plan, and may, in its sole discretion, establish administrative rules, regulations and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. The Administrator may, where it deems appropriate in its sole discretion, establish one or more sub-plans of the Plan for these purposes.

(b)Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)Effect of Amendment or Termination. Except as otherwise provided in Section 23, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

19.Conditions Upon Issuance of Shares.

(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.Liability of Company.

(a)Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)Grants Exceeding Allocated Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18(b) of the Plan.

21.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.Governing Law. The Plan and all Award Agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Oregon, without regard to its conflicts of laws provisions.

23.Compliance with Code Section 409A. Awards granted under the Plan are intended to be exempt from Code Section 409A. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, to the extent that the

Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that the Plan incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Administrator intend to administer the Plan so that it will comply with the requirements of Code Section 409A, neither the Company nor the Administrator represents or warrants that the Plan will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through any Participant) for any tax, interest, or penalties the Participant may owe as a result of compensation paid under the Plan, and the Company and its subsidiaries shall have no obligation to indemnify or otherwise protect the Participant from the obligation to pay any taxes pursuant to Code Section 409A.

24.    Prohibition on Acceleration of Payments. The time or schedule of any settlement or amount scheduled to be paid pursuant to the terms of the Plan or any Award Agreement that is a “deferral of compensation” under Code Section 409A may not be accelerated except as otherwise permitted under Code Section 409A and the guidance and Treasury regulations issued thereunder.
25.    Time and Form of Settlement. The time and form of settlement of the Participant's Award shall be made in accordance with the provisions of the Plan and the applicable Award Agreement, provided that if a Participant receives settlement of an Award upon termination of employment for reasons other than death, the payment at such time can be characterized as a “short-term deferral” for purposes of Code Section 409A or as otherwise exempt from the provisions of Code Section 409A, or if any portion of the payment cannot be so characterized, and the Participant is a “specified employee” under Code Section 409A, such portion of the payment shall be delayed until the earlier to occur of the Participant's death or the date that is six months and one day following the Participant's termination of employment (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 25 shall be paid to the Participant in a lump sum and remaining payments, if any, shall be paid in accordance with the terms of the applicable Award Agreement. For purposes of the Plan and any Award Agreement, the terms “terminate,” “termination,” “termination of employment,” and variations thereof, as used in this Plan and any Award Agreement, are intended to mean a termination of employment that constitutes a “separation from service” under Code Section 409A.

## Radisys Corporation

**IMPORTANT ANNUAL MEETING INFORMATION**

### Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time on September 20, 2015.**

**Vote by Internet**

- Go to **www.envisionreports.com/RSYS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

**Vote by telephone**

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.**

1. Election of Directors:

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - C. Scott Gibson | ☐ | ☐ | 02 - Brian Bronson | ☐ | ☐ | 03 - Ronald de Lange | ☐ | ☐ |
| 04 - Hubert de Pesquidoux | ☐ | ☐ | 05 - Michael G. Hluchyj | ☐ | ☐ | 06 - M. Niel Ransom | ☐ | ☐ |
| 07 - Vincent H. Tobkin | ☐ | ☐ | | | | | | |

**B Non-Voting Items**

**Change of Address** — Please print your new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Annual Meeting. ☐

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

7 3 D V

0256AB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Radisys Corporation

## Notice of 2015 Annual Meeting of Shareholders

**Radisys Corporation**
**5435 NE Dawson Creek Drive**
**Hillsboro, OR 97124**

### Proxy Solicited by Board of Directors for Annual Meeting — Monday, September 21, 2015

Brian J. Bronson and Jonathan Wilson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Radisys Corporation to be held on September 21, 2015 or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote the shares represented by this proxy FOR all Director nominees in Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side.)